EXHIBIT 4.12

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                            AMENDED AND RESTATED
                         LOAN AND SECURITY AGREEMENT

                        Dated as of December 30, 1996

                                   between

                                    ELXSI

                                     and

                           BANK OF AMERICA ILLINOIS





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                                       TABLE OF CONTENTS

                                                                           PAGE

       1. DEFINITIONS AND OTHER TERMS........................................2
          1.1  Definitions...................................................2
          1.2  Other Definitional Provisions................................19
          1.3  Interpretation of Agreement..................................20
          1.4  Compliance with Financial Restrictions.......................20
          1.5  Effect of Restatement........................................20

2.   LOANS; LETTERS OF CREDIT; OTHER MATTERS................................20
        2.1   Loans.........................................................20
                2.1.1   Revolving Loans.....................................20
                2.1.2   Maximum Outstanding Revolving Loans.................21
                2.1.3   Mandatory Reductions................................21
                2.1.4   Voluntary Reductions................................21
                2.1.5   Effect of Reductions................................22
                2.1.6   Supplemental Revolving Loans........................22
                2.1.7   Additional Revolving Loans..........................22
                2.1.8   Mandatory Repayments................................23
        2.2   Letters of Credit.............................................23
        2.3   Loan Account; Demand Deposit Account..........................26
        2.4   Interest and Fees.............................................26
                2.4.1  Interest.............................................26
                2.4.2  Nonuse Fee...........................................28
                2.4.3  Method of Calculating Interest and Fees..............28
                2.4.4  Payment of Interest and Fees.........................28
        2.5   Requests for Loans and Other Information......................28
        2.6     Notes.......................................................29
        2.7     [Intentionally Omitted].....................................30
        2.8     [Intentionally Omitted].....................................30
        2.9     All Loans One Obligation....................................30
        2.10    Closing Fee.................................................30
        2.11    Making of Payments; Application of
                  Collections; Charging of Accounts.........................30
        2.12    Lender's Election Not to Enforce............................31
        2.13    Reaffirmation...............................................31
        2.14    Setoff......................................................32
        2.15    Increased Costs.............................................32
        2.16    Borrowing Elections.........................................32
        2.17    Continuation and Conversion Elections.......................33
        2.18    Funding.....................................................34


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        2.19    Eurodollar Rate Lending Unlawful............................34
        2.20    Eurodollar Deposits Unavailable.............................34
        2.21    Increased Eurodollar Rate Loan Costs, etc...................35
        2.22    Funding Losses..............................................35

3.      COLLATERAL..........................................................36
        3.1     Grant of Security Interest..................................36
        3.2     Accounts Receivable and Cash................................37
        3.3     Inventory...................................................40
        3.4     Equipment...................................................41
        3.5     Supplemental Documentation..................................42
        3.6     Releases of Certain Collateral..............................42

4.      REPRESENTATIONS AND WARRANTIES......................................42
        4.1     Organization................................................42
        4.2     Authorization...............................................43
        4.3     No Conflicts................................................43
        4.4     Validity and Binding Effect.................................43
        4.5     No Default..................................................43
        4.6     Financial Statements........................................43
        4.7     Insurance...................................................44
        4.8     Litigation; Contingent Liabilities..........................44
        4.9     Liens.......................................................44
        4.10    Subsidiaries................................................45
        4.11    Partnership; Joint Ventures.................................45
        4.12    Business and Collateral Locations...........................45
        4.13    Real Property...............................................45
        4.14    Related Agreements..........................................46
        4.15    Control of Collateral; Lease of Property....................46
        4.16    Intellectual Property; Licenses.............................46
        4.17    Solvency....................................................47
        4.18    Contracts; Labor Matters....................................47
        4.19    Pension and Welfare Plans...................................47
        4.20    Regulation U................................................48
        4.21    Compliance..................................................48
        4.22    Taxes.......................................................48
        4.23    Investment Company Act Representation.......................48
        4.24    Public Utility Holding Company Act Representation...........48
        4.25    Environmental, Safety and Health Matters....................48

5.      BORROWER COVENANTS..................................................49
        5.1     Financial Statements and Other Reports......................49
                5.1.1  Financial Reports....................................49
                        (a)  Annual Audit Report............................49


                                    -ii-

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                        (b)  Monthly Financial Statement....................50
                        (c)  Officer's Certificate..........................50
                        (d)  Management Letters.............................50
                5.1.2   Same Store Sales Reports............................50
                5.1.3   Azimuth Group Deliveries............................50
                5.1.4   Borrowing Base Certificates.........................50
                5.1.5   Other Reports.......................................51
                        (a)  SEC and Other Reports..........................51
                        (b)  Report of Change Relating to Borrower,
                                Subsidiaries or Partnership.................51
                        (c)  Other Reports..................................51
        5.2     Notices.....................................................51
                (a)    Default..............................................51
                (b)    Litigation...........................................51
                (c)    Judgment.............................................51
                (d)    Pension Plans and Welfare Plans......................51
                (e)    Business and Collateral Information..................52
                (f)    Change of Name or Status.............................52
                (g)    Insurance Information................................52
                (h)    Environmental and Safety and Health Matters..........52
                (i)    Material Adverse Change..............................53
                (j)    Default by Others....................................53
                (k)    Moveable Collateral..................................53
                (l)    Change in Management or Line(s) of Business..........53
                (m)    Other Notices........................................53
        5.3     Existence...................................................53
        5.4     Nature of Business..........................................53
        5.5     Books, Records and Access...................................53
        5.6     Insurance...................................................54
        5.7     Insurance Survey............................................55
        5.8     Repair......................................................55
        5.9     Taxes.......................................................55
        5.10    Compliance..................................................55
        5.11    Pension Plans...............................................55
        5.12    Merger, Purchase and Sale...................................56
        5.13    Restricted Payments.........................................56
        5.14    Borrower's and Subsidiaries' Stock..........................57
        5.15    Indebtedness................................................57
        5.16    Liens.......................................................57
        5.17    Guaranties..................................................58
        5.18    Investments.................................................58
        5.19    Subsidiaries................................................59
        5.20    Leases......................................................59
        5.21    Change in Accounts Receivable...............................59


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        5.22    Future Environmental Assessments............................59
        5.23    Related Agreements..........................................59
        5.24    Unconditional Purchase Options..............................60
        5.25    Use of Proceeds.............................................60
        5.26    Transactions with Related Parties...........................60
        5.27    Mortgagee...................................................61
        5.28    No Amendment to Certain Documents; Actions
                  Regarding Azimuth Group...................................61
        5.29    Intellectual Property Collateral............................61

6.      DEFAULT.............................................................63
        6.1     Event of Default............................................63
                (a)    Non-Payment..........................................63
                (b)    Non-Payment of or Default under Other
                         Indebtedness.......................................63
                (c)    Validity.............................................63
                (d)    Other Obligations....................................63
                (e)    Insolvency...........................................64
                (f)    Pension Plans........................................64
                (g)    Non-Compliance With This Agreement...................64
                (h)    Non-Compliance With Related Agreements...............64
                (i)    Warranty.............................................65
                (j)    Litigation...........................................65
                (k)    Conduct of Business..................................65
                (l)    Ownership............................................65
                (m)    Material Adverse Change..............................65
        6.2     Effect of Event of Default; Remedies........................66

7.      ADDITIONAL PROVISIONS REGARDING COLLATERAL AND
        LENDER'S RIGHTS.....................................................67
        7.1     Notice of Disposition of Collateral.........................67
        7.2     Application of Proceeds of Collateral.......................67
        7.3     Care of Collateral..........................................67
        7.4     Performance of Borrower's Obligations.......................67
        7.5     Lender's Rights.............................................68

8.      CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER
        MATTERS.............................................................68
        8.1     Conditions Precedent to Effectiveness of Agreement..........68
                8.1.1   Agreement...........................................68
                8.1.2   Additional Revolving Note...........................68
                8.1.3   Related Agreements..................................69
                8.1.4   No Defaults.........................................69
                8.1.5   Exhibits; Schedules.................................69
                8.1.6   Closing Fee.........................................69
                8.1.7   Documents...........................................69


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               (a)    Resolutions............................................69
               (b)    Incumbency Certificates................................69
               (c)    Borrower's Certificate.................................69
               (d)    Bylaws.................................................70
               (e)    Articles...............................................70
               (f)    Registration; Good Standing............................70
               (g)    Legal Opinions.........................................70
               (h)    Disbursement Letter....................................70
               (i)    Azimuth Documents......................................70
               (j)    Assignments of Group Security Interests................70
               (k)    Pledged Securities and Instruments.....................71
               (l)    Other Documents........................................71
        8.2    Continuing Conditions Precedent to all Loans and
                 Letters of Credit; Certification............................71
               (a)    No Change in Condition.................................71
               (b)    Default................................................71
               (c)    Insurance..............................................71
               (d)    Warranties.............................................72
               (e)    No Material Transaction................................72
               (f)    Accounting Methods.....................................72
        8.3    Conditions Precedent to all Additional
                 Revolving Loans.............................................72
               (a)    Default................................................72
               (b)    Receipt of Current Borrowing Base Certificates.........72
               (c)    Borrowing Requests.....................................72

9.      INDEMNITY............................................................73
        9.1     Environmental, Safety and Health Indemnity...................73
        9.2     General Indemnity............................................73
        9.3     Capital Adequacy.............................................74

10.     ADDITIONAL PROVISIONS................................................74

11.     GENERAL..............................................................74
        11.1     Borrower Waiver.............................................74
        11.2     Power of Attorney...........................................74
        11.3     Expenses; Attorneys' Fees...................................75
        11.4     Lender Fees and Charges.....................................76
        11.5     Lawful Interest.............................................76
        11.6     No Waiver by Lender; Amendments.............................76
        11.7     Termination of Credit.......................................76
        11.8     Notices.....................................................77
        11.9     Assignments and Participations; Information.................77
        11.10  Severability..................................................77
        11.11  Successors....................................................78


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        11.12  Construction; Governing Law..................................78
        11.13  CONSENT TO JURISDICTION......................................78
        11.14  Subsidiary Reference.........................................78
        11.15  WAIVER OF JURY TRIAL.........................................78



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                        LIST OF EXHIBITS AND SCHEDULES


                                  Exhibits:

Exhibit A             Form of Insurance Endorsement (ss.5.6)
Exhibit B             Form of Landlord's Consent (ss.1.1)
Exhibit C             Form of Mortgage (ss.1.1)
Exhibit D             Copy of Parent Pledge Agreement (ss.1.1)
Exhibit E             Copy of Parent Subordination Agreement (ss.1.1)
Exhibit F             Form of Amended and Restated Trademark
                        Security Agreement (ss.1.1)
Exhibit H             Form of Accountant's Letter (ss.5.1.1(a)(i))
Exhibit I             Form of Borrowing Request
Exhibit J             Form of Warehousemen's Consent
Exhibit K             Form of Bailee's/Processor's Consent
Exhibit L             Form of Assignment of Business Interruption
                        Insurance Proceeds
Exhibit M             Form of Copyright Security Agreement
Exhibit N             Form of Patent Security Agreement
Exhibit O             Form of Mortgage Supplement
Exhibit P             Form of Continuation/Conversion Notice


                                Schedules:

Schedule       3.2           Depositary Accounts
Schedule       4.1           Borrower Trade Names, State of Incorporation
                               & Qualification
Schedule       4.5           Existing Defaults
Schedule       4.7           Insurance Summary
Schedule       4.8           Schedule of Litigation & Contingent Liabilities
Schedule       4.11          Schedule of Partnerships & Joint Ventures
Schedule       4.12          Schedule of Business & Collateral Locations
Schedule       4.13          Schedule of Real Property Descriptions and
                               Owners
Schedule       4.15          Schedule of Leases
Schedule       4.16          Schedule of Intellectual Property
Schedule       4.18          Schedule of Labor Matters
Schedule       4.19          Schedule of Contingent Employee Benefit Plan
                               Liabilities
Schedule       4.21          Schedule of Noncompliance
Schedule       4.25          Schedule of Environmental Matters
Schedule       5.15          Schedule of Indebtedness
Schedule       5.16          Schedule of Liens
Schedule       5.18          Schedule of Investments



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                             AMENDED AND RESTATED
                         LOAN AND SECURITY AGREEMENT



        THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of December 30, 1996 by and between BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 ("Lender"), and ELXSI, a California corporation having its principal office at 4209 Vineland Road, Orlando, Florida 32811 ("Borrower").

                                     W I T N E S S E T H:

        WHEREAS, Borrower and Lender (formerly Continental Bank N.A.) previously entered into that certain Loan and Security Agreement dated as of July 1, 1991 (as previously amended, the "Original Loan Agreement") whereunder Lender agreed to extend loans and other financial accommodations from time to time to Borrower;

        WHEREAS, Borrower and Lender also previously entered into that certain Amended and Restated Loan and Security Agreement dated as of October 30, 1992, as amended by the First Amendment to Amended and Restated Loan and Security Agreement dated as of February 4, 1993, the Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 6, 1994, the Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 25, 1995, the Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of May 5, 1995 and the Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of July 3, 1995 (as so amended, the "First Restated Loan Agreement") whereunder Borrower and Lender amended and restated the Original Loan Agreement;

        WHEREAS, Borrower and Lender also previously entered into that certain Amended and Restated Loan and Security Agreement dated as of June 27, 1996 (the "Existing Loan Agreement") whereunder Borrower and Lender amended and restated the First Restated Loan Agreement;

        WHEREAS, Borrower has requested Lender to make available Additional Revolving Loans to Borrower under an additional revolving credit facility, subject to certain restrictions set forth herein, in an aggregate principal amount not to exceed $8,850,000 at any time outstanding, the proceeds of which Additional Revolving Loans will be used by Borrower solely to fund the purchase of the Subsidiary Loans by Borrower on the Restatement Date pursuant to the terms and conditions of the Recapitalization Agreement and, from and after the Restatement Date, solely to fund advances to Contempo, Compo West Loan Agreement and the DEI Loan Agreement, respectively, to be used by each of Contempo, Contempo West and DEI for its respective working capital and general corporate purposes;

        WHEREAS, Lender is willing to continue to extend its commitment to make Revolving Loans and Supplemental Revolving Loans, and to continue to issue Letters of Credit to Borrower,


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in each case for the purposes stated herein and on the terms and subject to the conditions hereinafter set forth;

        WHEREAS, Lender is willing to extend its commitment to make Additional Revolving Loans to Borrower for the sole purpose stated above and subject to the conditions hereinafter set forth;

        WHEREAS, Borrower and Lender now desire to amend and restate the Existing Loan Agreement to, among other things, set forth the terms and conditions under which Lender hereafter will continue to make Revolving Loans and Supplemental Revolving Loans, and continue to issue Letters of Credit to or for the account of Borrower, and make Additional Revolving Loans to Borrower, and to restate the Existing Loan Agreement to reflect the amendments thereto; and

        WHEREAS, this Agreement shall become effective upon the date (the "Restatement Date") on which, after it has been executed by Borrower and Lender, Borrower has satisfied all of the conditions precedent more particularly set forth in Section 8.1 but in the event such conditions have not been satisfied or waived on or before December 31, 1996, this Agreement (other than Section 2.10) shall be of no force or effect and the Existing Credit Agreement shall continue in full force and effect;

        NOW, THEREFORE, in consideration of any loan or advance or grant of credit (including any loan or advance or grant of credit by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Loan Agreement is hereby amended and resta

I.      DEFINITIONS AND OTHER TERMS.

        1.1 Definitions. In addition to terms defined elsewhere in this Agreement or any Supplement, Schedule or Exhibit hereto, when used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

               "Account Debtor" means any Person who is or who may become obligated to Borrower under, with respect to, or on account of, an Account Receivable, Contract Right, General Intangible or other Collateral or Third Party Collateral.

               "Account Receivable" means any account of Borrower and any other right of Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

               "Additional Revolving Credit Amount" means $8,850,000, as adjusted pursuant to this Agreement, including pursuant to Sections 2.1.3 and 2.1.4.


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               "Additional Revolving Loan" is defined in Section 2.1.7.

               "Agreement" means this Amended and Restated Loan and Security Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

               "Applicable Margins" shall mean, for any date, the Eurodollar Rate Margin and the Reference Rate Margin, as applicable, as in effect for such date.

               "Application" means an application by Borrower, in a form and containing terms and provisions acceptable to Lender, for the issuance by Lender of a Letter of Credit.

               "Assignee Deposit Account" has the meaning ascribed to such term in Section 3.2(d).

               "Attorneys' Fees" means the reasonable fees and charges of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Lender (including but not limited to attorneys and paralegals who are employees of Lender) from time to time (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement, any Related Agreement, any Supplemental Documentation and all other documents or instruments provided for herein or in any thereof or delivered or to be delivered hereunder or under any thereof or in connection herewith or with any thereof, (ii) to prepare documentation related to the Loans made and other Liabilities incurred hereunder, (iii) to prepare any amendment to or waiver under this Agreement or any Related Agreement, (iv) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Borrower or any other Person and whether inted Agreement, or Borrower's or any other Obligor's or any Subsidiary's affairs in connection therewith, (v) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral or any Third Party Collateral in accordance with the terms hereof or any Related Agreement or Supplemental Documentation,
(vi) to attempt to enforce any security interest in any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and (vii) to enforce any of Lender's rights to collect any of the Liabilities.

               "Azimuth" means Azimuth Corporation, a Delaware corporation.

               "Azimuth Documents" means, collectively, the Recapitalization Agreement, the Azimuth Group Loan Agreements, the Related Agreements (as such term is defined in the Azimuth Loan Agreement) and the Other Loan Documents (as such term is defined in the Azimuth Loan Agreement).


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               "Azimuth Group Loan Agreements" means, collectively, the Azimuth
Loan Agreement, the Contempo Loan Agreement, the Contempo West Loan Agreement and the DEI Loan Agreement.

               "Azimuth Loan Agreement" means that certain Second Amended and Restated Loan and Security Agreement dated as of October 9, 1995 between Lender and Azimuth, as amended, restated, supplemented or otherwise modified from time to time (including pursuant to the Recapitalization Agreement).

               "Bailee's/Processor's Consent" means a document in the form of Exhibit K, with appropriate insertions, or such other form as shall be acceptable to Lender.

               "Bickford's Business" means the portion of Borrower's business conducted by Borrower prior to the Merger.

               "Borrower" is defined in the introduction of this Agreement.

               "Borrowing Base Certificate" shall have the respective meaning provided (i) in the Contempo Loan Agreement when used with reference to Contempo, (ii) the Contempo West Loan Agreement when used with reference to Contempo West and (iii) the DEI Loan Agreement when used with reference to DEI.

               "Borrowing Request" means a Borrowing Request in the form of
Exhibit I hereto.

               "Business Day" means:

               (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois; and

               (b) (i) relative to the date of making or continuing any Loans as, or converting any Loans from or into, Eurodollar Rate Loans,

                      (ii) making any payment or prepayment of principal of or
               payment of interest on any portion of the principal amount of any Loans being maintained as Eurodollar Rate Loans, or

                     (iii) Borrower's giving any notice (or the number of
               Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in clause(b)(i) or
               (b)(ii) above,

        any day on which dealings in Dollars are carried on in the interbank eurodollar market of Lender's Eurodollar Office.

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               "Capitalized Lease" means any lease which is or should be
capitalized on the balance sheet of the lessee in accordance with GAAP.

               "Closing Date" means July 1, 1991.

               "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

               "Collateral" has the meaning ascribed to such term in
Section 3.1.

               "Commercial Letter of Credit" means any Letter of Credit which is drawable upon presentation of a sight draft and other documents evidencing the sale or shipment of goods purchased by Borrower in the ordinary course of Borrower's business.

               "Compensatory Amount" shall have the meaning ascribed thereto in
Section 2.15 hereof.

               "Computer Hardware and Software Collateral" means:

               (a) all of Borrower's: computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

               (b) all of Borrower's: software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by Borrower, designed for use on the computers and electronic data processing hardware described in clause (a) above;

               (c) all firmware of Borrower associated with the property described in clauses (a) and (b) of this definition;

               (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to the hardware, software and firmware described in the preceding clauses (a) through
        (c) of this definition; and

               (e) all rights with respect to all of the foregoing, including without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

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               "Contempo" means Contempo Design, Inc., an Illinois corporation.

               "Contempo Loan Agreement" means that certain Loan and Security Agreement dated as of October 9, 1995 by and between Lender and Contempo, as amended, restated, supplemented or otherwise modified from time to time (including pursuant to the Recapitalization Agreement).

               "Contempo West" means Contempo Design West, Inc., a Delaware corporation.

               "Contempo West Loan Agreement" means that certain Loan and Security Agreement dated as of October 9, 1995 by and between Lender and Contempo West, as amended, restated, supplemented or otherwise modified from time to time (including pursuant to the Recapitalization Agreement).

               "Continuation/Conversion Notice" means a notice of continuation or conversion and a certificate duly executed by the chief executive, accounting, or other authorized officer of Borrower on behalf of Borrower, each such notice and certificate to be substantially in the form of Exhibit P hereto.

               "Contract Right" means any right of Borrower to payment under a contract, which right is not yet earned by performance and not evidenced by an instrument or chattel paper.

               "Copyright Collateral" means:

               (a) all copyrights and all semi-conductor chip product mask works of the Borrower, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of Borrower's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world and also including the copyrights and mask works referred to in Item A of Schedule 4.16 hereto, and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, including each copyright and mask work license referred to in Item B of Schedule 4.16 hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world and all extensions and renewals of any thereof; and

               (b) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

               "Copyright Security Agreement" means the Copyright Security Agreement between Borrower and Lender in the form of Exhibit M, with appropriate insertions, as it may be amended, restated, supplemented or otherwise modified from time to time.

               "Credit" means the facilities established under this Agreement pursuant to which Lender will make Revolving Loans, Supplemental Revolving Loans and Additional Revolving Loans to, and issue Letters of Credit for the account of, Borrower.

               "Credit Reduction Amount" means, for each Credit Reduction Date, commencing with the first Credit Reduction Date to occur on December 31, 1996, an amount equal to $250,000, in each case subject to adjustment as provided in
Section 2.1.

               "Credit Reduction Date" means the last Business Day of each calendar month other than January, February, and March of each calendar year.

               "Cues Business" means the portion of Borrower's business which was conducted by Cues and Holdingcues prior to the Merger.

               "Default Rate" means, with respect to any Loan after any portion thereof is not paid when due, whether by acceleration or otherwise, a rate of interest per annum equal to two percent (2.0%) in excess of the rate then borne by Reference Rate Loans.

               "DEI" means Delaware Electro Industries, Inc., a Delaware corporation.

               "DEI Loan Agreement" means that certain Loan and Security Agreement dated as of October 9, 1995 by and between Lender and DEI, as amended, restated, supplemented or otherwise modified from time to time (including pursuant to the Recapitalization Agreement).

               "Demand Deposit Account" has the meaning ascribed to such term in Section 2.3.

               "Depositary Accounts" has the meaning ascribed to such term in
Section 3.2(d).

               "Dollar" and the sign "$" mean lawful money of the United States of America.

               "EBITDA" means Borrower's consolidated net earnings before interest expense, depreciation, amortization and provision for Taxes for the fiscal quarter of Borrower ending on the date of det quarter to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sales or other dispositions and extraordinary or nonrecurring charges during such quarter, and (ii) interest expense shall include, without limitation, implicit interest expense on Capitalized Leases.

               "Environmental Laws" means the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the federal Toxic Substances Control Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree or other legal, judicial or regulatory requirement regulating, relating to, or imposing liability or standards of conduct (including, but not limited to, permit requirements and emission or effluent restrictions) concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant, whether solid, liquid or gas, in each case as from time to time in effect.

               "Environmental Lien" means a Lien in favor of any governmental entity for (1) any liability under any Environmental Law or (2) damages arising from or costs incurred by such governmental entity in response to a spillage, disposal or release into the environment of any Hazardous Material or any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance.

               "Equipment" means all equipment of Borrower of every description, including, without limitation, fixtures, furniture, vehicles and trade fixtures, together with any and all accessions, parts and equipment attached thereto or used in connection therewith, and any substitutions therefor and replacements thereof.

               "ERISA" meansmport, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

               "ERISA Affiliate" means any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with Borrower treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

               "Eurodollar Office" means, relative to Lender, the office of Lender designated as such below its signature hereto (or, in the case of an assignee, in the assignment executed by it) or such other office of Lender as designated from time to time by notice from Lender to Borrower, whether or not outside the United States of America, which shall be making or maintaining Eurodollar Rate Loans of Lender hereunder.

               "Eurodollar Rate" means, relative to the Interest Period for each Eurodollar Rate Loan comprising all or any part of the same advance, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 0.0625%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Lender's Eurodollar Office in the interbank eurodollar market as at or about 10:00 a.m., Chicago time, two Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period, in an amount approximately equal or comparable to the amount of such advance and for a period equal to such Interest Period.

               "Eurodollar Rate (Adjusted)" means, relative to any portion of a Loan to be made, continued, or maintained as, or converted into, a Eurodollar Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 0.0625%) determined pursuant to the following formula:

               Eurodollar Rate              =            Eurodollar Rate
                                                      ----------------------

               (Adjusted)                                1 - the Eurodollar
                                                         Reserve Percentage.

               "Eurodollar Rate Loan" means a Loan bearing interest, at all times during the Interest Period applicable to such Loan, at a rate of interest determined by reference to the Eurodollar Rate (Adjusted).

               "Eurodollar Rate Margin" shall mean the per annum marginal interest rate set forth below as determined by the corresponding Funded Debt/EBITDA Ratio determined as of the last day of each Fiscal Quarter in each fiscal year (and to become effective as provided in Section 2.4.1(b)).

        Eurodollar Rate Margin                    Funded Debt/EBITDA Ratio
        ----------------------         ---------------------------------------

        2.75%                               greater than 2.00
        2.00%                               less than or equal to 2.00 but
                                              greater than 1.25
        1.75%                               less than or equal to 1.25

               "Eurodollar Reserve Percentage" means, relative to each Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Federal Reserve Board, for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D.

               "Event of Default" is defined in Section 6.1.

               "Excess Cash Flow" means, for any period, an amount equal to (a) the consolidated net income of Borrower for such period after deduction of income tax expenses (excluding deferred income taxes) for such period, plus depreciation and amortization expenses (inc to the extent such payments are permitted hereunder).

               "Excluded Taxes" means taxes imposed on the net income of Lender or imposed on Lender by reason of Lender being engaged in a trade or business in the United States of America or having a fixed place of business therein.

               "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

               "Fiscal Year" means any period of 12 consecutive calendar months ending on the 31st day of December. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1996) refer to the Fiscal Year ending on the 31st day of December occurring during such calendar year.

               "Fixtures" means all fixtures of Borrower of every description and all substitutions and replacements of any thereof.

               "Funded Debt" means, as of any date of determination, the principal amount of Borrower's Indebtedness outstanding which would be reflected as liabilities on a balance prepared in accordance with GAAP (but excluding from the determination thereof all Indebtedness owing with respect to Additional Revolving Loans).

               "Funded Debt/EBITDA Ratio" means the ratio of Borrower's Funded Debt determined as of the last day of any specified fiscal quarter of Borrower divided by Borrower's EBITDA for the four (4) fiscal quarters then ended.

               "GAAP" means generally accepted accounting principles as in effect from time to time; provided that the financial tests set forth in Sections 4.1 through 4.4 of Supplement A shall at all times be calculated in accordance with generally accepted accounting principles as in effect on the Closing Date unless Borrower and Lender shall have agreed to modifications to such covenants to account for any changes in such principles after the date hereof.

               "General Intangibles" means all of Borrower's intangible personal property, including things in action, causes of action and all other personal property of Borrower of every kind and nature (other than accounts, inventory, equipment, chattel paper, documents, instruments and money), including, without limitation, corper lists, tax refund claims, claims against carriers and shippers, guarantee claims, security interests, security deposits or other security held by or granted to Borrower to secure any payment from an Account Debtor, and any rights to indemnification.

               "Hazardous Materials" means any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. section 2011 et seq., as amended or hereafter amended, polychlorinated biphenyls and asbestos in any form or condition.

               "Indebtedness" of any Person means, without duplication, (i) any obligation of such Person for borrowed money, including, without limitation,
(a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments and (b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (ii) any obligation of such Person on account of deposits or advances, (iii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable, (iv) any obligation of such Person as lessee under a Capitalized Lease and (v) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer. Notwithstanding the foregoing, for purposes of computing Borrower's compliance with Section 2.2, 2.4 and 2.5 of Supplement A hereto, and for purposes of computing Funded Debt, there shall be excluded from the determination of "Indebtedness" the Subordinated Note and all Indebtedness of Borrower to Parent.

               "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

               "Interest Period" means, relative to any Eurodollar Rate Loan, the period from the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to Section 2.16 or 2.17, and, unless the maturity of such Eurodollar Rate Loan is accelerated, the day which numerically corresponds to such date one, two or three months thereafter, as Borrower may select in its relevant notice pursuant to Section 2.16 or 2.17; provided that:

               (a) Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than four different dates;

               (b) if there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

               (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is a Business Day falling in a new calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

               (d) Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period that would end later than the Termination Date.

               "Inventory" means any and all of the goods of Borrower (including, without limitation, goods in transit) wheresoever located which are or may at any time be leased by Borrower to a lessee, held for sale or lease, furnished under any contract of service by, or held as raw materials, work in process, or supplies or materials used or consumed in the business of, Borrower or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods the sale or other disposition of which has given rise to an Account Receivable, Contract Right or General Intangible and which are returned to and/or repossessed and/or stopped in transit by Borrower or Lender or any agent or bailee of any of them, and all documents of title or other documents representing the same.

               "Investment" of any Person means any investment, made in cash or by delivery of any kind of property or asset, in any other Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise.

               "Investment Property" shall have the meaning ascribed thereto in
Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted and shall include, without limitation (i) all securities, whether certificated or uncertificated, including, without limitation, stocks, bonds, interests in limited liability companies, partnership interests, treasury securities, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of Borrower, including without limitation, the rights of Borrower to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by Borrower; (iv) all commodity contracts held by Borrower; and (v) all commodity accounts held by Borrower.

               "Landlord's Consent" means a Landlord's Consent substantially in the form of Exhibit B, with appropriate insertions, or such other form as shall be acceptable to Lender, as it may be amended or modified from time to time.

               "L/C Draft" means a draft drawn on Lender pursuant to a Letter of Credit.

               "Lender" is defined in the introduction to this Agreement.

               "Letter of Credit" means a letter of credit issued by Lender under this Agreement on the Application of Borrower.

               "Letter of Credit Obligations" means at any time an amount equal to the sum of (i) the aggregate amount available to be drawn under outstanding Letters of Credit, plus (ii) all amounts drawn, but not yet reimbursed, under Letters of Credit, plus (iii) the aggregate outstanding face amount of all accepted but unpaid L/C Drafts.

               "Liabilities" means all of the liabilities, obligations, reimbursement obligations in connection with any letter of credit and indebtedness of Borrower, any Subsidiary or any other Obligor to Lender of any kind or nature, however created, arising or evi to (i) Borrower's obligations under any Note, (ii) Borrower's obligations under this Agreement, (iii) interest, charges, expenses, Attorneys' Fees and other sums chargeable to Borrower by Lender under this Agreement or any Related Agreement, (iv) the obligations of Borrower, any Subsidiary or any other obligor under any Related Agreement, including obligations of performance, and (v) Borrower's obligations with respect to any Letter of Credit or Application therefor. "Liabilities" shall also include any and all amendments (including any amendment and restatement), extensions or renewals of any of the foregoing.

               "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, encumbrance or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

               "Loan" means (i) the Revolving Loans made pursuant to
Section 2.1.1, (ii) the Supplemental Revolving Loans made pursuant to
Section 2.1.6, (iii) the Additional Revolving Loans made pursuant to
Section 2.1.7 and (iv) any other loan or advance made to Borrower by Lender under or pursuant to this Agreement.

               "Loan Account" has the meaning ascribed to such term in
Section 2.3.

               "Management Agreement" means the Management Agreement dated as of September 25, 1989, as amended, between Borrower, as assignee of Parent, and Cadmus Corporation, a Massachusetts corporation ("Cadmus"), as assignee of Milley Management Incorporated (assignee of Winchester National, Inc. d/b/a Milley & Company).

               "Margin Stock" has the meaning ascribed to such term in Regulation U of the Federal Reserve Board or any regulation substituted therefor, as in effect from time to time.

               "Merger" means the merger of Han of Merger, dated October 16, 1992, among Borrower, Cadmus and Holdingcues.

               "Mortgage" means any mortgage, deed of trust, leasehold mortgage, and/or assignment of leases and rents between Borrower and Lender, each substantially in the form of Exhibit C, with appropriate insertions, in each case as amended or otherwise modified from time to time.

               "Mortgage Supplement" means a supplement to a Mortgage which was executed in connection with the Existing Loan Agreement, in the form of Exhibit O.

               "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any other Obligor or any ERISA Affiliate, or to which Borrower, any other Obligor or any ERISA Affiliate has contributed or is contributing.

               "Net Worth" means at any time, the sum of (a) the consolidated shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of Borrower calculated in accordance with GAAP and (b) the outstanding principal amount of all Subordinated Debt.

               "Note" means any promissory note of Borrower evidencing any loan or advance (including but not limited to any Revolving Loans, any Supplemental Revolving Loans and any Additional Revolving Loans) made by Lender to Borrower pursuant to this Agreement.

               "Obligor" means Borrower and each other Person who is or shall become primarily or secondarily liable on any of the Liabilities, or who grants to Lender a Lien on any property of such Person as security for any of the Liabilities.

               "Occupational Safety and Health Law" means the federal Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

               "Original Loan Agreement" is defined in the Recitals to this Agreement.

               "Parent" means ELXSI Corporation, a Delaware corporation and the owner of 100% of the issued and outstanding capital stock of Borrower, and any successor thereto.

               "Parent Pledge Agreement" means the Pledge Agreement between Parent and Lender, a copy of which is attached as Exhibit D, as it may be amended, restated, supplemented or otherwise modified from time to timeSubordination Agreement between Parent, Lender and Borrower, a copy of which is attached as Exhibit E, as it may be amended, restated, supplemented or otherwise modified from time to time.

               "Participant" means any Person, now or at any time hereafter, participating with Lender in the Loans made to Borrower pursuant to this Agreement or any Related Agreement.

               "Patent Collateral" means all of the following property of Borrower, whether presently existing or hereafter arising or acquired:

               (a) all letters patent and applications for letters patent, including each letter patent and letter patent application referred to in Item A of Schedule 4.16 hereto;

               (b) all patent licenses, including each patent license referred to in Item B of Schedule 4.16 hereto;

               (c) all reissues, divisions, continuations, extensions, renewals and continuations-in-part of any of the items described in the foregoing clauses (a) and (b); and

               (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any letter patent or letter patent application, including any letter patent or letter patent application referred to in Item A of Schedule
        4.16 hereto, and for any patent license, including any patent license referred to in Item B of Schedule 4.16 hereto, and all corresponding rights throughout the world.

               "Patent Security Agreement" means the Patent Security Agreement between Borrower and Lender in the form of Exhibit N, with appropriate insertions, as amended, restated, supplemented or otherwise modified from time to time.

               "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

               "Pension Plan" means a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and which is maintained by Borrower, any other Obligor or any ERISA Affiliate or for which any of the foregoing may have any liability, including any liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA or having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the five years preceding the time of determination.

               "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

               "Real Property" means each parcel of real property owned or leased by Borrower iden "Recapitalization Agreement" means that certain Recapitalization Agreement dated as of December 30, 1996 by and among Azimuth, DEI, Contempo, Contempo West, Borrower and Lender, and all documents, instruments and agreements delivered pursuant thereto, all as amended, restated, supplemented or otherwise modified from time to time.

               "Reference Rate" means, at any time and from time to time, the rate per annum then most recently announced by Lender at its head office as its reference rate. The Reference Rate is not necessarily intended to be the lowest rate of interest determined by Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Reference Rate Loans shall take effect simultaneously with each change in the Reference Rate. Lender shall give notice promptly to Borrower of changes in the Reference Rate.

               "Reference Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Reference Rate.

               "Reference Rate Margin" shall mean the per annum marginal interest rate set forth below as determined by the corresponding Funded Debt/EBITDA Ratio determined as of the last day of each Fiscal Quarter of each fiscal year.

        Reference Rate Margin                      Funded Debt/EBITDA Ratio
        ---------------------                      --------------------------

               .25%                                greater than 2.00
               0%                                  less than or equal to 2.00

               "Regulatory Change" means, relative to Lender:

               (a) any change after the Second Restatement Date in (or the adoption, implementation, phase-in or commencement of effectiveness of) any applicable law, guideline or request (whether or not having the force of law); or

               (b) any change after the Second Restatement Date in the application to Lender of any applicable law, guideline or request (whether or not having the force of law), including a determination by Lender to apply the requirements of changes to Regulations H and Y of the Federal Reserve. Board issued on January 19, 1989 and the regulations of the Comptroller of the Currency, 12 C.F.R. Part 3, Appendix A, issued on January 27, 1989 to its Loans hereunder.

               "Related Agreement" means any agreement, instrument or document (including, without limitation, notes, guarantees, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements and trust account agreements) heretofore, now, or hereafter delivered to Lender with respect to or in connection with or pursuant to this Agreement or any of the Liabilities (including, without limitation, any Azimuth Document), and executed by or on behalf of Borrower or any other Obligor.

               "Related Party" means any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds ten percent (10%) or more of the equity interest of Borrower or (iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Reportable Event" means a "reportable event" as defined in ERISA, other than a reportable event not subject to the provision for 30-day notice to the PBGC under applicable regulations.

               "Revolving is Agreement, including pursuant to Sections 2.1.3 and 2.1.4.

               "Revolving Loan" is defined in Section 2.1.1.

               "Revolving Loan Availability" means the Revolving Credit Amount minus the Letter of Credit Obligations.

               "Second Restatement Date" means June 27, 1996.

               "Standby Letter of Credit" means any Letter of Credit which is not a Commercial Letter of Credit.

               "Subordinated Debt" means (a) the Subordinated Note and (b) that portion of any other Indebtedness of Borrower which contains terms satisfactory to Lender and is subordinated, in a manner satisfactory to Lender, as to right and time of payment of principal and interest thereon, to all of the Liabilities.

               "Subordinated Note" means that certain 15% subordinated Promissory Note dated June 27, 1991 issued by Borrower to Parent in the original principal amount of $4,500,000.

               "Subsidiary" means any Person of which or in which Borrower and its other Subsidiaries own directly or indirectly 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity or
(iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization. Unless otherwise indicated, the term "Subsidiary", refers to a Subsidiary of Borrower.

               "Subsidiary Loans" shall have the meaning provided in the Recapitalization Agreement.

               "Supplemental Documentation" has the meaning ascribed to such term in Section 3.5.

               "Supplemental Revolving Credit Amount" means $5,100,000, as adjusted pursuant to this Agreement; including pursuant to Section 2.1.3 and 2.1.4.

               "Supplemental Revolving Loan" is defined in Section 2.1.6.

               "Taxes" with respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

               "Termination Date" means June 30, 1998 or such later date as may be fixed pursuant to Section 11.7.

               "Third Party Collateral" means any property of any Person other than Borrower which secures payment or performance of any Liabilities.

               "Trade Accounts Payable" of any Person means trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

               "Trade Secret" has the meaning ascribed to that term in the definition of Trade Secrets Collateral.

               "Trade Secrets Collateral" means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how used in or contemplated at any time for use in the business of Borrower (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying or incorporating such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

               "Trademark" has the meaning ascribed to that term in the definition of Trademark Collateral.

               "Trademark Collateral" means:

               (a) all of Borrower's trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including each Trademark, Trademark registration, recording and application therefor referred to in Item A of Schedule 4.16 hereto;

               (b) all Trademark licenses, including each Trademark license referred to in Item B of Schedule 4.16 hereto;

               (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

               (d) all of the goodwill of the business connected with the use of, and symbolized by, the items described in clauses (a) and (b); and

               (e) all proceeds of, and rights associated with, the foregoing, including any claim by Borrower against third parties for past, present or future infringement or dilution of any Trademark or Trademark registration, including any Trademark or Trademark registration referred to in Item A of Schedule 4.16 hereto, or Trademark license, including each Trademark license referred to in Item B of Schedule 4.16 hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

               "Trademark Security Agreement" means the Amended and Restated Trademark Security Agreement between Borrower and Lender substantially in the form of Exhibit F, with appropriate insertions, as it may be amended, restated, supplemented or otherwise modified or supplemented from time to time.

               "UCC" means the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

               "Unmatured Event of Default" means any event or condition which, with the lapse of time or giving of notice to Borrower or both, would constitute an Event of Default.

               "Warehouseman's Consent" means a document in the form of Exhibit J, with appropriate insertions, or such other form as shall be acceptable to the Lender.

        1.2 Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or in any certificate or other document made or delivered pursuant hereto. Terms used and not defined in this Agreement which are defined in any Supplement or Exhibit hereto shall, unless the context otherwise indicates, have the meanings given them in such Supplement or Exhibit. Terms used and not defined in this Agreement in reference to the Lien granted hereunder, the Collateral or Third Party Collateral shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

        1.3 Interpretation of Agreement. A reference to a Section, an Exhibit, a Supplement or a Schedule is, unless otherwise stated, a reference to a section hereof, an exhibit hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. Reference to "this Agreement" shall include the provisions of Supplement A.

        1.4 Compliance with Financial Restrictions. Compliance with each of the financial ratios and restrictions contained in Section 5 or Supplement A shall, except to the extent otherwise provided herein, be determined in accordance with GAAP consistently followed.

        1.5 Effect of Restatement. This Agreement shall, except as otherwise expressly set forth herein, supersede the Existing Loan Agreement from and after the Restatement Date with respect to the transactions hereunder and with respect to the Loans and Letters of Credit outstanding under the Existing Loan Agreement as of Restatement Date. The parties hereto acknowledge and agree, however, that (i) this Agreement and all other Related Agreements executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Liabilities under the Existing Loan Agreement and the other Related Agreements as in effect prior to the Restatement Date, (ii) such Liabilities are in all respects continuing with only the terms being modified as provided in this Agreement and the other Related Agreements, (iii) the liens and security interests in favor of Lender securing payment of such Liabilities are in all respects continuing and in full force and effect with respect to all Liabilities and (iv) all references in the other Related Agreements to this Agreement shall be deemed to refer without further amendment to this Agreement.

2.      LOANS; LETTERS OF CREDIT; OTHER MATTERS.

        2.1    Loans.

               2.1.1  Revolving Loans.

                             (a) Subject to the terms and conditions of this
               Agreement and the Related Agreements, and in reliance upon the warranties of Borrower set forth herein and in the Related Agreements, Lender agrees to continue to make such loans or advances (individually each a "Revolving Loan" and collectively the "Revolving Loans") from time to time before the Termination Date to Borrower as Borrower may from time to time request; provided, however, that, except as provided in the proviso to
               Section 2.1.2, the aggregate principal amount of all Revolving Loans at any time outstanding shall not exceed the Revolving Loan Availability. Revolving Loans may be repaid and, subject to the the Credit is otherwise terminated as provided in this Agreement. Borrower and Lender acknowledge the making of the Revolving Loans which are outstanding on the Restatement Date in accordance with the terms of the Existing Loan Agreement and agree that, from and after the Restatement Date, such Revolving Loans shall continue to be outstanding pursuant to the terms and conditions of this Agreement.

                             (b) All Revolving Loans hereunder shall be paid by
               Borrower on the Termination Date, unless payable sooner pursuant to the provisions of this Agreement, but may, at Borrower's election, be repaid in whole or in part at any time prior to such date without premium or penalty.

               2.1.2 Maximum Outstanding Revolving Loans. Notwithstanding any other provision of this Agreement, the aggregate outstanding principal balance of the Revolving Loans shall not at any time exceed the Revolving Credit Amount as in effect at such time; provided, however, that the foregoing shall not limit the right of Lender to advance Revolving Loans to Borrower pursuant to the provisions of Section 2.2, 3.2, 5.5, 5.6, 5.22, 7.4, 11.3 or 11.4 or any other provision of this
        Agreement or any Related Agreement that permits Lender to advance Revolving Loans to Borrower. If at any time the amount of Revolving Loans exceeds the Revolving Loan Availability, Borrower shall immediately upon demand repay such excess.

               2.1.3 Mandatory Reductions. (a) On each Credit Reduction Date, the Revolving Credit Amount shall be reduced by the Credit Reduction Amount for such date. (b) On the date of Borrower's receipt of proceeds from any loan permitted pursuant to Section 5.15(e), the Revolving Credit Amount shall first be reduced, until reduced to zero, and thereafter the Supplemental Revolving Credit Amount and the Additional Revolving Credit Amount; on a pro rata basis (or on such other basis as Borrower may reasonably request), shall be reduced, by an amount equal to 75% of the net proceeds of such loan. (c) On the date of Borrower's sale of any business location on the first page of Schedule 4.12 pursuant to the proviso in Section 5.12(b), the Revolving Credit Amount shall first be reduced, until reduced to zero, and thereafter the Supplemental Revolving Credit Amount and the Additional Revolving Credit Amount, on a pro rata basis (or on such other basis as Borrower may reasonably request), shall be reduced, by an amount equal to 75% of the gross sales price for such business location (it being understood that if Borrower receives non-cash proceeds in connection with any such sale, the gross sales price for such sale shall be determined by Lender in good faith after consultation with Borrower).

               2.1.4 Voluntary Reductions. In addition to the mandatory reductions of the Revolving Credit Amount, Supplemental Revolving Credit Amount and Additional Revolving Credit Amount under Section
        2.1.3 above, Borrower may voluntarily, at any time, on at least three
        (3) Business Days' prior written notice received by Lender, permanently reduce the Revolving Credit Amount, the Supplemental Revolving Credit Amount and/or the Additional Revolving Credit Amount; provided that Borrower may not at any time reduce (i) the Revolving Credit Amount to an amount which is less than the then-outstanding principal balance of all Revolving Loans, (ii) the Supplemental Revolving Credit Amount to an amount which is less than the then-outstanding principal balance of all Supplemental Revolving Loans, and (iii) the Additional Revolving Credit Amount to an amount which is less than the then-outstanding principal balance of all Additional Revolving Loans.

               2.1.5 Effect of Reductions. Any unscheduled reduction of the Revolving Credit Amount pursuant to clause (b) of Section 2.1.3 or pursuant to Section 2.1.4 shall reduce the Credit Reduction Amounts for subsequent Credit Reduction Dates as follows: 25% of such reduction shall reduce the Credit Reduction Amounts for subsequent Credit Reduction Dates in the order of their occurrence; and 75% of such reduction shall reduce the Credit Reduction Amounts for subsequent Credit Reduction Dates in the inverse order of their occurrence. Any unscheduled reduction of the Revolving Credit Amount pursuant to clause
        (c) of Section 2.1.3 shall reduce the Credit Reduction Amount for each subsequent Credit Reduction Date by $5,000 for each business location sold pursuant to the proviso in Section 5.12(b).

               2.1.6  Supplemental Revolving Loans.

                             (a) Subject to the terms and conditions of this
               Agreement and the Related Agreements, and in reliance upon the warranties of Borrower set forth herein and in the Related Agreements, Lender agrees to continue to make such loans or advances (individually each a "Supplemental Revolving Loan" and collectively the "Supplemental Revolving Loans") from time to time before the Termination Date to Borrower as Borrower may from time to time request; provided, however, that the aggregate principal amount of all Supplemental Revolving Loans at any time outstanding shall not exceed the Supplemental Revolving Credit Amount. Supplemental Revolving Loans may be repaid and, subject to the terms and conditions hereof, reborrowed to but not including the Termination Date unless the Credit is otherwise terminated as provided in this Agreement. Borrower and Lender acknowledge the making of the Supplemental Revolving Loans which are outstanding on the Restatement Date in accordance with the terms of the Existing Loan Agreement and agree that, from and after the Restatement Date, such Supplemental Revolving Loans shall continue to be outstanding pursuant to the terms and conditions of this Agreement.

                             (b) All Supplemental Revolving Loans hereunder
               shall be paid by Borrower on the Termination Date, unless payable sooner pursuant to the provisions of this Agreement, but may, at Borrower's election, be repaid in whole or in part at any time prior to such date without premium or penalty.

               2.1.7  Additional Revolving Loans.

                             (a) Subject to the terms and conditions of this
               Agreement and the Related Agreements, and in reliance upon the warranties of Borrower set forth herein and in the Related Agreements, Lender agrees to make such loans or advances (individually each an "Additional Revolving Loan" and collectively the "Additional Revolving Loans") from time to time before the Termination Date to Borrower as Borrower may from time to time request; provided, however, that the aggregate principal amount of all Additional Revolving Loans at any time outstanding shall not exceed the Additional Revolving Credit Amount. Additional Revolving Loans may be repaid and, subject to the terms and conditions hereof, reborrowed to but not including the Termination Date unless the Credit is otherwise terminated as provided in this Agreement.

                             (b) All Additional Revolving Loans hereunder shall
               be paid by Borrower on the Termination Date, unless payable sooner pursuant to the provisions of this Agreement, but may, at Borrower's election, be repaid in whole or in part at any time prior to such date without premium or penalty.

               2.1.8 Mandatory Repayments. Promptly upon receipt by Borrower of any repayments of principal under the Azimuth Group Loan Agreements, Borrower shall within one Business Day repay outstanding Additional Revolving Loans in a principal amount equal to all such repayments of principal received by Borrower.

        2.2    Letters of Credit.

               (a) In addition to Loans made pursuant to Section 2.1, but subject to satisfaction of the conditions precedent set forth in
        Section 8, Lender will, upon receipt of duly executed Applications and such other documents, instruments and/or agreements as Lender may reasonably require, issue Letters of Credit on such terms as are satisfactory to Lender; provided, however, that Lender shall not be required to issue any Letter of Credit at any time:

                      (i) if, before or after giving effect to such Letter of
               Credit, the Letter of Credit Obligations would exceed the lesser of (A) the Revolving Credit Amount minus the outstanding principal balance of the Revolving Loans or (B) $2,500,000; and

                        (ii) which has an expiration date which is (A) more
               than one (1) year after the date of issuance (provided that a Standby Letter of Credit may provide for an annual renewal if such renewal is consented to by Lender and all conditions precedent to the issuance of Letters of Credit are met at the time of such renewal), or (B) after sixty (60) Business Days immediately preceding the scheduled Termination Date.

                      Borrower and Lender acknowledge the issuance of the Letters of Credit which are outstanding on the Restatement Date in accordance with the terms of the Existing Loan Agreement and agree that, from and after the Restatement Date, such Letters of Credit shall continue to be outstanding pursuant to the terms and conditions of this Agreement.

               (b) Borrower agrees to pay Lender, on demand, Lender's standard administrative operating fees and charges in effect from time to time for issuing and administering any Letters of Credit. Borrower further agrees to pay Lender a commission (i) on each Standby

        Letter of Credit and related L/C Draft accepted by Lender but not yet paid equal to two and one-half percent (2.5%) per annum (calculated on the basis of a year consisting of 360 days and paid for actual days elapsed) on the aggregate daily average amount available to be drawn under such Standby Letter of Credit and aggregate unpaid amount under such L/C Drafts, payable quarterly in arrears, and (ii) on each Commercial Letter of Credit, and related L/C Draft accepted by Lender but not yet paid equal to two and one-half percent (2.5%) per annum (calculated on the basis of a year consisting of 360 days and paid for actual days elapsed) for the period from the date of issuance to the date of expiry, of the original face amount of such Commercial Letter of Credit payable upon the initial draw under, or acceptance of any L/C Draft with respect to, such Letter of Credit. Lender may provide for the payment of any fees, charges or commission due by advancing the amount thereof to borrower as a Revolving Loan.

               (c) Borrower agrees to reimburse Lender, on demand, for each payment made by Lender under or pursuant to any Letter of Credit or L/C Draft. Borrower further agrees to pay to Lender, on demand, interest at the Default Rate applicable to Revolving Loans on any amount paid by Lender under or pursuant to any Letter of Credit or L/C Draft from the date of payment until the date of reimbursement to Lender. Lender may provide for the payment of any reimbursement obligations and any interest accrued thereon by advancing the amount thereof to Borrower as a Revolving Loan; provided, however, that, subject to the conditions precedent set forth in Section 8.2, if at the time Lender makes a payment under or pursuant to a Letter of Credit or L/C Draft the Revolving Loan Availability is at least equal to Borrower's reimbursement obligation with respect to such payment, Borrower hereby authorizes Lender, and Lender will, immediately and without any request by or notice to Borrower, provide for the payment of any reimbursement obligations due to Lender and any interest accrued thereon by making a Revolving Loan to Borrower in the amount thereof, which reimbursement obligation shall be thereupon satisfied to the extent of the Revolving Loan so made.

               (d) Borrower's obligation to reimburse Lender for payments and disbursements made by Lender under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against Lender or any other Person. Borrower assumes all risks of the acts or omissions of the users of the Letters of Credit and all risks of the misuse of the Letters of Credit. Neither Lender nor any of its correspondents shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document specified in the Applications even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any of the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of any L/C Draft to bear any reference or adequate reference to any Letter of Credit, or failure of anyone to note the amount of any draft on the reverse of any Letter of Credit or to surrender or to take up any Letter of Credit or to send forward any such document apart from drafts as required by the terms of any Letter of Credit, each of which provisions, if contained in the Letter of Credit itself, it is agreed, may be waived by Lender; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
        (v) for any error, neglect, default, suspension or insolvency of any correspondents of Lender; (vi) for errors in translation or for errors in interpretation of technical terms; (vii) for any loss or delay, in the transmission or otherwise, of any such document or draft or of proceeds thereof; or (viii) for any other in making or failing to make payment under any Letter of Credit, except only that Borrower shall have a claim against Lender, and Lender shall be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrower which Borrower proves were caused by Lender's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of Lender. Lender shall have the right to transmit the terms of any Letter of Credit without translating them.

               (e) Notwithstanding anything to the contrary herein or in any Application, upon the occurrence and during the continuance of an Event of Default, an amount equal to the aggregate amount of the outstanding Letter of Credit Obligations shall, at Lender's option and without demand upon or further notice to Borrower, be deemed (as between Lender and Borrower) to have been paid or disbursed by Lender under the Letters of Credit and L/C Drafts accepted by Lender (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Loan to Borrower in the amount of such Letter of Credit Obligations to have been made and accepted, which Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Lender at any time after an Event of Default has occurred and is continuing, Borrower shall, upon Lender's demand, deliver to Lender cash collateral equal to the aggregate Letter of Credit Obligations.
        Any such cash collateral and/or any amounts received by Lender in payment of the Loan made pursuant to this paragraph (e) shall be held by Lender in the Assignee Deposit Account or a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and shall be retained by Lender as collateral security in respect of, first, Borrower's Liabilities under or in connection with the Letters of Credit and L/C Drafts and, then, all other Liabilities. Such amounts shall not be used by Lender to pay any amounts drawn or paid under or pursuant to any Letter of Credit or L/C Draft, but may be applied to reimburse Lender for drawings or payments under or pursuant to Letters of Credit or L/C Drafts which Lender has paid, or if no such reimbursement is required, to payment of such other Liabilities as Lender shall determine. Any amounts remaining in any cash collateral account established pursuant to this paragraph (e) following payment in full of all Liabilities shall be returned to Borrower.

               (f) In determining whether to make any payment under or pursuant to any Letter of Credit or any related L/C Draft, Lender shall have no obligation to Borrower or any other Person other than to confirm that any documents required to be delivered have been delivered and that such documents comply on their face with the requirements of such Letter of Credit. No action taken or omitted by Lender under or in connection with any Letter of Credit or L/C Draft, if taken or omitted in the absence of gross negligence or willful misconduct, shall put Lender under any resulting liability to Borrower.

        2.3 Loan Account; Demand Deposit Account. Lender shall establish or cause to be established on its books in Borrower's name one or more accounts (each a "Loan Account") to evidence Loans made to Borrower. Lender will credit or cause to be credited to a commercial account (a "Demand Deposit Account") maintained by Borrower at Lender's 231 South LaSalle Street, Chicago, Illinois office the amount of any sums advanced as Loans hereunder. Any amounts advanced as Loans hereunder which are credited to Borrower's Demand Deposit Account, together with any other amounts advanced to Borrower as a Loan pursuant to this Agreement, will be debited to the applicable Loan Account and result in an increase in the principal balance outstanding in such Loan Account in the amount thereof.

        2.4    Interest and Fees.

               2.4.1 Interest. (a) From the date any Revolving Loan, Supplemental Revolving Loan or Additional Revolving Loan is made, converted or continued on or after the Second Restatement Date to the date the principal amount of such loan is repaid in full, interest shall accrue on the outstanding principal amount of such Loan at a rate per annum determined as follows:

                      (i) in the case of a Revolving Loan that is a Reference
               Rate Loan, at a per annum rate equal to the Reference Rate from time to time in effect, plus the Reference Rate Margin from time to time in effect;

                        (ii) in the case of a Revolving Loan that is a
               Eurodollar Rate Loan, during each Interest Period applicable thereto, at a per annum rate equal to the Eurodollar Rate (Adjusted) for such Interest Period, plus the Eurodollar Rate Margin from time to time during such Interest Period in effect;

                       (iii) in the case of a Supplemental Revolving Loan that
               is a Reference Rate Loan, at a per annum rate equal to the Reference Rate from time to time in effect, plus the Reference Rate Margin from time to time in effect; and

                       (iv) in the case of a Supplemental Revolving Loan that
               is a Eurodollar Rate Loan, during each Interest Period applicable thereto, at a per annum rate equal to the Eurodollar Rate (Adjusted) for such Interest Period, plus the Eurodollar Rate Margin from time to time during such Interest Period in effect.

                      (v) in the case of an Additional Revolving Loan that is a
               Reference Rate Loan, at a per annum rate equal to the Reference Rate from time to time in effect, plus the Reference Rate Margin from time to time in effect; and

                       (vi) in the case of an Additional Revolving Loan that is
               a Eurodollar Rate Loan, during each Interest Period applicable thereto, at a per annum rate equal to the Eurodollar Rate (Adjusted) for such Interest Period, plus the Eurodollar Rate Margin from time to time during such Interest Period in effect.

               (b) The Applicable Margins in effect for any date shall be determined based upon the Funded Debt/EBITDA Ratio measured as of the last day of the most recently completed fiscal quarter of Borrower of each Fiscal Year, commencing on five (5) Business Days following the date of delivery to Lender of an officer's certificate with financial statements for the month ending March 31, 1996; provided that if any change in the Funded Debt/EBITDA Ratio results in an adjustment in the Applicable Margins, such adjustment shall become effective on the fifth
        (5th) Business Day following the delivery to Lender of quarterly financial statements demonstrating the need for such adjustment and, as to each Eurodollar Rate Loan outstanding at the time of such delivery, only upon expiration of the then current Interest Period applicable thereto; provided further, that notwithstanding the foregoing Borrower may only borrow Reference Rate Loans at a Reference Rate Margin equal to 0% until five (5) Business Days after Lender receives an officer's certificate with the monthly financial statements for the month ending March 31, 1996.

               (c) If any Loan or portion thereof is not paid when due, whether by acceleration or otherwise, the entire unpaid principal amount of such Loan shall bear interest thereafter at the Default Rate until such amount is paid in full.

               (d) Interest accrued on each Loan shall be payable, without duplication:

                             (i)   on the Termination Date;

                            (ii)   On that portion of the outstanding
               principal amount thereof maintained as a Reference Rate Loan, on the first day of each month;

                           (iii) On that portion of the outstanding principal amount thereof maintained as a Eurodollar Rate Loan, on the last day of each applicable Interest Period, and if, such Interest Period shall exceed three months, on that day of the third month of such Interest Period numerically corresponding to the first day of such Interest Period (or, if there is no such numerically corresponding day in such third month, on the last day of such third month); and

                           (iv)    upon acceleration of the Loans pursuant to
               Section 6.2, immediately upon such acceleration.

               (e) Whenever any payment shall otherwise be due on a day that is not a Business Day, such payment shall (except as otherwise required by clause (d) of the definition of the term "Interest Period" with respect to payments on Loans maintained as Eurodollar Rate

        Loans) be made on the next succeeding Business Day, and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

               (f) All determinations by Lender of any rate of interest applicable to any Loan or other Liability shall be conclusive absent manifest error.

               2.4.2 Nonuse Fee. Borrower agrees to pay to Lender (a) a fee equal to three- tenths of one percent (.30%) per annum on the daily average amount by which the Revolving Credit Amount exceeds the sum of the outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations, (b) a fee equal to three-tenths of one percent (.30%) per annum on the daily average amount by which the Supplemental Revolving Credit Amount exceeds the outstanding principal balance of the Supplemental Revolving Loans, and (c) a fee equal to three-tenths of one percent (.30%) per annum on the daily average amount by which the Additional Revolving Credit Amount exceeds the outstanding principal balance of the Additional Revolving Loans. The fees provided for in this Section 2.4.2 shall be payable monthly in arrears on the first day of each month and on the date the Credit terminates, in each case for the period then ended.

               2.4.3 Method of Calculating Interest and Fees. Interest on the unpaid principal amount of each Loan shall accrue from and including the date such Loan is made to, but not including, the date such Loan is paid. Interest and fees shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed.

               2.4.4 Payment of Interest and Fees. Lender may provide for the payment of any unpaid accrued interest and any fees by charging the Demand Deposit Account or any other bank account maintained by Borrower with Lender.

        2.5    Requests for Loans and Other Information.

        (a) Borrower may make a request for a Loan hereunder by either
(i) delivering or telecopying to Lender a Borrowing Request or (ii) giving telephonic notice thereof to Lender, promptly confirmed in writing by transmittal of a Borrowing Request to Lender (1) with respect to a Eurodollar Rate Loan at or before 10:00 a.m. Chicago time on not less than 3 nor more than 5 Business Days' prior notice and (ii) with respect to Reference Rate Loans, at or before 12:00 noon, Chicago time on the Business Day that such Reference Rate Loan is to be made. In the case of Reference Rate Loans, each Loan advance shall be in a minimum principal amount of $25,000 and an integral multiple of $5,000 in excess of that amount, except for Revolving Loans made pursuant to the provisions of Section 2.2, 2.10, 3.2, 5.5, 5.6, 5.22, 7.4, 11.3 or 11.4 or
any other provision of this Agreement or any Related Agreement that permits Lender to advance Revolving Loans to Borrower. In the case of Eurodollar Rate Loans, each Loan advance shall be in a minimum principal amount of $1,000,000 and an integral multiple of $500,000 in excess of such amount. Each request for a Loan advance shall constitute Borrower's representation and warranty to Lender that all of the applicable conditions contained in Section 8.2 have been met and will continue to be met after giving affect to that Revolving Loan advance.

               (b) In the event that Borrower shall at any time make a request for a Loan hereunder, Borrower agrees to forthwith provide Lender with such information, at such frequency and in such format, as is reasonably required by Lender, such information to be as current as practicable as of the time of such request.

               (c) Borrower shall provide Lender with documentation satisfactory to Lender indicating the names of those employees of Borrower authorized by Borrower to sign Borrowing Requests and Continuation/Conversion Notices on behalf of Borrower and Borrower shall provide Lender with documentation satisfactory to Lender indicating the names of the employees of Borrower authorized by Borrower to make telephonic requests for Loans and conversions/ continuations, and/or to authorize disbursement of the proceeds of Loans by wire transfer or otherwise, and Lender shall be entitled to rely upon such documentation until notified in writing by Borrower of any change(s) in the names of the employees so authorized. Lender shall be entitled to act on the instructions of anyone reasonably believed by Lender to be one of the persons authorized to request Loans or disbursements of Loan proceeds by telephone and Borrower shall (in the absence of Lender's gross negligence or willful misconduct) be bound thereby in the same manner as if the person were actually so authorized. Borrower agrees to indemnify and hold Lender harmless from any and all claims, damages, liabilities, losses, costs and expenses (including Attorneys' Fees) which may arise or be created by the acceptance of instructions for making or paying Loans by wire transfer or telephone (in the absence of Lender's gross negligence or willful misconduct).

        2.6 Notes. Except to the extent a Loan may, in Lender's sole and absolute discretion, be evidenced by a Note, all Loans and payments hereunder shall be recorded on Lender's books, which shall be rebuttable presumptive evidence of the amount of such Loans outstanding at any time hereunder. Lender will account monthly as to all Loans and payments hereunder and, absent demonstrable error, each monthly accounting will be fully binding on Borrower unless, within thirty (30) days of Borrower's receipt thereof, Borrower shall provide Lender with a specific listing of exceptions. Notwithstanding any term or condition of this Agreement to the contrary, however, the failure of Lender to record the date and amount of any Loan hereunder shall not limit or otherwise affect the obligation of Borrower to repay any such Loan.

        2.7    [Intentionally Omitted]

        2.8    [Intentionally Omitted]

        2.9 All Loans One Obligation. The Revolving Loans, Supplemental Revolving Loans, Additional Revolving Loans and all other Loans under this Agreement shall constitute one Loan, and all Indebtedness and other Liabilities of Borrower to Lender under this Agreement and any of the Related Agreements shall constitute one general obligation secured by Lender's Lien on all of the Collateral and Third Party Collateral and by all other Liens heretofore, now, or at any time hereafter granted by Borrower or any other Obligor to Lender. Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this

Agreement, any Supplement or Exhibit hereto, and the Related Agreements, unless otherwise agreed in writing.

        2.10 Closing Fee. Borrower agrees to pay to Lender a closing fee of $50,000 on the Restatement Date. With Lender's consent, the amount of any closing fee due on the Restatement Date may be advanced to Borrower as a Revolving Loan.

        2.11   Making of Payments; Application of Collections; Charging of
Accounts.

               (a) All payments hereunder shall be made without set-off or counterclaim and shall be made to Lender in immediately available funds (except as Lender may otherwise consent) prior to 12:30 p.m., Chicago time, on the date due at its office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by Lender to Borrower in writing. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment to be made hereunder or under any Note or Related Agreement shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the calculation of interest and any fees.

               (b) Borrower authorizes Lender, and on each Business Day Lender will, subject to the provisions of this paragraph (b), apply any amounts received by Lender (whether deposited in the Assignee Deposit Account of Borrower or otherwise received by Lender) from the collection of items of payment and from proceeds of any Collateral or Third Party Collateral (whether received upon any sale or other distribution of Collateral or Third Party Collateral by Lender or otherwise), against the principal and/or interest of any Loans made hereunder and/or any other Liabilities, whether or not then due, in such order of application as Lender may determine, unless such payments or proceeds are, in Lender's sole and absolute discretion, released to Borrower; provided, however, that so long as no Event of Default exists, any such amounts received by Lender shall be applied as follows: first, to payment of amounts then due with respect to fees (including Attorneys' Fees), charges and expenses for which Borrower is liable pursuant to this Agreement and the Related Agreements; second, to payment of amounts then due with respect to interest on the Loans; third, to payment of amounts then due with respect to principal of the Loans; fourth, to prepayment of the Revolving Loans; fifth, to prepayment of the Supplemental Revolving Loans; and sixth, to prepayment of the Additional Revolving Loans; provided, further, that no checks, drafts or other instruments received by Lender shall constitute final payment to Lender unless and until such item of payment has actually been collected. All items or amounts which are delivered to Lender by or on behalf of Borrower or any Obligor or any Account Debtor on account of partial or full payment or otherwise as proceeds of any of the Collateral or Third Party Collateral (including any items or amounts which may have been deposited to the Assignee Deposit Account) may from time to time in Lender's sole and absolute discretpayment of the Liabilities, whether or not then due as provided in the preceding sentence. Notwithstanding anything to the contrary herein, (i) all cash, checks, instruments and other items of payment, for purposes of determining (x) the occurrence of an Event of Default and (y) whether, under Sections 2.1 and 2.2, there is availability for Loans or Letters of Credit, shall be deemed received upon actual receipt by Lender, unless the same is subsequently dishonored for any reason whatsoever, and (ii) solely for purposes of interest calculation hereunder, all cash, checks, instruments and other items of payment shall be deemed to have been applied against the Liabilities on the first Business Day after receipt by Lender of available funds with respect thereto.

               (c) Borrower hereby authorizes Lender to, and Lender may, in its sole and absolute discretion, charge to Borrower at any time when due all or any portion of any of the Liabilities (and interest, if any, thereon), including but not limited to any Attorneys' Fees and other costs and expenses of Lender for which Borrower or any other Obligor is liable pursuant to the terms of this Agreement or any Related Agreement, by charging Borrower's Demand Deposit Account or any other bank account of Borrower with Lender; provided, however, that the provisions of this
        Section 2.11(c) shall not affect Borrower's obligation to pay when due all amounts payable by Borrower or any other obligor under this Agreement, any Note or any Related Agreement, whether or not there are sufficient funds therefor in the Demand Deposit Account or any such other bank account of Borrower.

        2.12 Lender's Election Not to Enforce. Notwithstanding any term or condition of this Agreement to the contrary, Lender, in its sole and absolute discretion, at any time and from time to time, may suspend or refrain from enforcing any or all of the restrictions imposed in this Section 2, but no such suspension or failure to enforce shall impair any right or power of Lender under this Agreement, including, without limitation, any right of Lender to refrain from making a Loan or issuing a Letter of Credit if all conditions precedent to Lender's obligation to making such Loan or issuing such Letter of Credit have not been satisfied.

        2.13 Reaffirmation. Each request for a Loan or a Letter of Credit by Borrower pursuant to this Agreement shall constitute an automatic certification by Borrower to Lender that (i) all of the representations and warranties of Borrower and each other Obligor in this Agreement and each of the Related Agreements are true and correct on the date of such request to the same extent as if made on such date, except (x) to the extent any such representation or warranty relates solely to an earlier date (including the date hereof) and was true and correct on such earlier date and (y) for such changes as are the result of any act or omission specifically permitted hereunder (or under such Related Agreement) or otherwise expressly agreed to by Lender and (ii) immediately before and after making the requested Loan or issuing the requested Letter of Credit, no Event of Default, or Unmatured Event of Default, then exists or would result therefrom.

        2.14 Setoff. In addition to and not in limitation of all other rights and remedies (including other rights of offset or banker's lien) that
Lender or any other holder of any Note may have under applicable law, Lender or such other holder shall, at any time any Event of Default, or any Unmatured Event of Default under clause (e) of Section 6.1, exists, have the right to appropriate and apply to the payment of the Liabilities (whether or not then due), in such order of application as Lender or such other holder may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of Borrower then or thereafter with Lender or such other holder. Lender shall use reasonable efforts to give Borrower prompt notice of any appropriation and application pursuant to the preceding sentence (but failure to give such notice shall not impose any liability on Lender or relieve Borrower of any of its obligations).

         2.15 Increased Costs. If any Regulatory Change imposes, modifies or deems applicable any capital adequacy, capital maintenance or similar requirement (including a request or requirement which affects the manner in which Lender allocates capital resources to its commitments, including its commitments hereunder) and as a result thereof, in the reasonable opinion of Lender, the rate of return on Lender's capital as a consequence of its commitments or Loans, or the issuance any Letter of Credit hereunder, is reduced to a level below that which Lender could have achieved but for such circumstances, then and in each such case upon notice from time to time by Lender to Borrower, Borrower shall pay to Lender such additional amount or amounts as shall compensate Lender for such reduction in its rate of return (herein such additional amounts being collectively called a "Compensatory Amount") ; provided that (a) each Compensatory Amount shall be reduced to the extent, if any, that Lender increases the Reference Rate, or the Eurodollar Rate (Adjusted) is increased, in order to recover all or part of the increased costs which are imposed by such Regulatory Change and (b) in determining any increased expense, reduction in rate of return on capital or reduction in an amount received, Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts received or receivable relate to Lender's loans and commitments in general and are not specifically attributable to the Loans and the commitments hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made, and all Letters of Credit similar to Letters of Credit issued, by Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this Section
2.15. Such notice shall contain a statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable absence of manifest error, be conclusive evidence of the matters stated therein and be binding upon Borrower.

        2.16 Borrowing Elections. At the election of Borrower pursuant to a Borrowing Request delivered pursuant to Section 2.6, Loans comprising any borrowing may be made as Reference Rate Loans or Eurodollar Rate Loans. Each Borrowing Request shall be irrevocable and binding upon Borrower.

        2.17 Continuation and Conversion Elections. At the election of Borrower pursuant to a Continuation/Conversion Notice delivered by either (1) delivering or telecopying to Lender a Continuation/Conversion Notice or (2) giving telephonic notice thereof to Lender, in each case at or before 10:00 a.m., Chicago time (and, in the case of any such telephonic notice, promptly confirming such notice by delivering or telecopying a Continuation/Conversion Notice therefor, signed by an authorized officer of Borrower, to Lender), on any Business Day, Borrower may elect, from time to time on not less than 3 nor more than 5 prior Business Days' notice:

               (a) that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 in excess of such amount, of the Revolving Loan,

        Supplemental Revolving Loan or Additional Revolving Loan be converted from Reference Rate Loans into Eurodollar Rate Loans or from Eurodollar Rate Loans into Reference Rate Loans (subject to the minimum borrowing requirements set forth in Section 2.5(a)); and

               (b) on the expiration of the Interest Period applicable to the Eurodollar Rate Loans comprising all or part of the Revolving Loan, the Supplemental Revolving Loan or the Additional Revolving Loan, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 in excess of such amount, of such Loans be continued as Eurodollar Rate Loans (in the absence of delivery of such notice under either this clause (b) or clause (a) above, Borrower will be deemed to have elected that such Eurodollar Rate Loans be converted into Reference Rate Loans);

provided that:

                      (i) no portion of the outstanding principal amount of any
               Loans may be continued as, or be converted into, Eurodollar Rate Loans when any Event of Default has occurred and is continuing;

                        (ii) no portion of the outstanding principal amount of
               any Loans may be continued as, or be converted into, Eurodollar Rate Loans if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any mandatory repayment of Loans unless a sufficient principal amount of such Loans is being maintained as Reference Rate Loans or Eurodollar Rate Loans having an Interest Period ending on or prior to the date of any such mandatory repayment to permit such repayment to be applied in full to Reference Rate Loans; and

                       (iii) no portion of the outstanding principal amount of
               any Loans may be continued as, or converted into, Eurodollar Rate Loans or Reference Rate Loans if, after giving effect to such action, the aggregate principal amount of any Eurodollar Rate Loans having a particular Interest Period is less than $1,000,000 or not an integral multiple of $500,000.

     2.18 Funding. In the event Borrower elects to obtain any Loans as Eurodollar Rate Loans pursuant to Section 2.16, or elects to continue or convert any portion of the principal amount of any Reference Rate Loans to Eurodollar Rate Loans pursuant to Section 2.17, Lender may, if it so elects, fulfill its obligation to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan in accordance with any election made by Borrower by causing a foreign branch or affiliate of Lender or an international banking facility created by Lender to make such Eurodollar Rate Loan; provided that in such event such Eurodollar Rate Loan shall be deemed to have been made by Lender, and the obligation of Borrower to repay such Eurodollar Rate Loan shall nevertheless be to Lender and shall be deemed to be held by it, to the extent of such Eurodollar Rate Loan, for the account of such foreign branch, affiliate or international banking facility. In addition, Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of this Agreement (including

Sections 2.19, 2.20, 2.21 and 2.22)), it shall be conclusively assumed that Lender elected to fund all Eurodollar Rate Loans by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market.

        2.19 Eurodollar Rate Lending Unlawful. If, as the result of any Regulatory Change, Lender shall determine (which determination shall be conclusive and binding on Borrower) that it is unlawful for Lender to make, continue, or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of Lender to make, continue, or maintain, as the case may be, any portion of the principal amount of any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall, upon such determination (and telephonic notice thereof confirmed in writing to Borrower), forthwith be suspended (but only to the extent unlawful) until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans shall automatically convert into Reference Rate Loans.

        2.20 Eurodollar Deposits Unavailable. If prior to the date on which all or any portion of the principal amount of any Loan is to be made or continued as, or be converted into, Eurodollar Rate Loans, Lender shall have determined (and telephonic notice thereof, confirmed in writing, shall have been given to Borrower) that:

               (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to Lender in the interbank eurodollar market; or

               (b) by reason of circumstances affecting the interbank eurodollar market, adequate means do not exist, for ascertaining the interest rate applicable hereunder to such Eurodollar Rate Loan, then, the obligations of Lender under Sections 2.16 and 2.17 to make or continue any portion of the principal amount of any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist.

        2.21 Increased Eurodollar Rate Loan Costs, etc. Borrower agrees to reimburse Lender for any increase in the cost to Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) any portion of the principal amount of any of its Loans as, or of converting (or of its obligation to convert) any portion of the principal amount of any of its Loans into, Eurodollar Rate Loans and for any reduction in the amount of any sum receivable by Lender hereunder in respect of making, continuing or maintaining any portion of the principal amount of any of its Loans as, or converting any portion of the principal amount of any Loans into, Eurodollar Rate Loans, which increased cost or reduced amount (a) results from a Regulatory Change and (b) is not attributable to Excluded Taxes applicable to Lender, in each case imposed by the jurisdiction under the laws of which it is constituted or in which it is doing business or, a Tax of any jurisdiction imposed by withholding with respect to a payment hereunder. In any such event, Lender shall promptly notify Borrower thereof, stating the reasons therefor and the additional amount required fully to compensate Lender for such increased cost or reduced amount. Such additional amounts shall be payable in full on the earlier of each interest payment date occurring after they have accrued and on demand. A statement as to any such increased cost or reduced amount or any change therein (including calculations thereof in reasonable detail) shall be submitted by Lender to Borrower and shall, in the absence of manifest error, be conclusive and binding on Borrower; provided that Borrower shall not be liable in respect of any such increased cost or reduced amount as to which Lender became aware and failed to notify Borrower promptly if and to the extent that prompt notice could have avoided or materially lessened payment by Borrower hereunder.

        2.22 Funding Losses. In the event Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue, or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of:

               (a) repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto;

               (b) any conversion of all or any portion of the outstanding principal amount of any Eurodollar Rate Loans to Reference Rate Loans pursuant to Section 2.16 or 2.19 prior to the expiration of the Interest Period then applicable thereto;

               (c) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrowing Request therefor, unless pursuant to
        Section 2.19 or 2.20; or

               (d) any Loans not being continued as, or converted into, Eurodollar Rate Loans in accordance with the Continuation/Conversion Notice given therefor, unless pursuant to Section 2.19 or 2.20, then, upon the request of Lender to Borrower, Borrower shall pay to Lender such amount as will (in the reasonable determination of Lender) reimburse Lender for such loss or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by Lender to Borrower and shall, in the absence of manifest error, be conclusive and binding on Borrower. Any payment required under this Section 2.22 shall not constitute a premium or penalty under any circumstances.


3.      COLLATERAL.

       3.1 Grant of Security Interest. As security for the payment of all Loans now or hereafter made by Lender to Borrower hereunder or under any Note, and as security for the payment or other satisfaction of all other Liabilities (including, without limitation, all reimbursement obligations under any Letters of Credit), Borrower hereby reaffirms its grant of a security interest under the Original Loan Agreement and in connection with the Existing Loan Agreement and further grants to Lender a security interest in and to the following property of Borrower, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located (all such property is hereinafter referred to collectively as the "Collateral"):

               (a)    Accounts Receivable;

               (b)    Equipment and Fixtures;

               (c)    Inventory;

               (d)    General Intangibles;

               (e)    Contract Rights and documents of title;

               (f) All chattel paper and instruments evidencing, arising out of or relating to any obligation to Borrower for goods sold or leased or services rendered, or otherwise arising out of or relating to any property described in clauses (a) through (e) above;

               (g) Any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of Borrower now or hereafter with Lender and any and all property of every kind or description of or in the name of Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to Borrower's credit on the books of, Lender, any agent or bailee for Lender, or any Participant;

               (h) All interest of Borrower in any goods, the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under, any Accounts Receivable, Contract Rights, General Intangibles or any chattel paper or instruments referred to in clause (f) above;

               (i) Any and all other property of Borrower, of any kind or description (including but not limited to real estate of Borrower), including, without limitation, any property of Borrower subject to a separate mortgage, pledge or security interest in favor of Lender or in which Lender now or hereafter has or acquires a security interest securing any Liabilities pursuant to an agreement or instrument other than this Agreement;

               (j)    All Intellectual Property Collateral;

               (k)    All Investment Property;

               (l) All of Borrower's right, title and interest in and to all replacements, substitutions, additions or accessions to or for any of the foregoing;

               (m) All of Borrower's right, title and interest in and to all books, correspondence, credit files, records, invoices and other papers and documents, including, without limitation all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of Borrower or any provider of computer services from time to time acting for Borrower, and all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance; and

               (n) All products and proceeds (including but not limited to any Accounts Receivable or other proceeds arising from the sale or other disposition of any Collateral, any returns of any Equipment or Inventory sold by Borrower, and the proceeds of any insurance covering any of the Collateral) of any of the foregoing.

               Notwithstanding the foregoing, Lender agrees that the term "Collateral" shall not include any property released by Lender pursuant to Section 3.6 so long as Lender is prohibited from having a Lien on such property pursuant to the terms of any document relating to Indebtedness that is secured by a Lien on such property which is permitted by Section 5.16.

        3.2    Accounts Receivable and Cash.

               (a) If requested by Lender, Borrower shall advise Lender promptly of any Inventory returned by or repossessed from any Account Debtor, or otherwise recovered, shall receive such Inventory in trust and, unless otherwise instructed to deliver such Inventory to Lender, shall resell it for Lender. If requested by Lender, Borrower shall notify Lender immediately of all disputes and claims by any Account Debtor and settle or adjust them at no expense to Lender. If Lender directs, no discount or credit allowance shall be granted thereafter by Borrower to any Account Debtor. Any and all Account Debtor payments and all net amounts received by Lender in settlement, adjustment or liquidation of any Account Receivable may be applied by Lender to the Liabilities or credited to the Demand Deposit Account (subject to collection) with Lender, as Lender may deem appropriate, as more fully described in Section 2.11. If requested by Lender, Borrower will make proper entries in its books and records disclosing the assignment of Accounts Receivable to Lender.

               (b) Borrower warrants that: (i) to the best of Borrower's knowledge all of the Accounts Receivable are and will continue to be bona fide existing obligations created by the sale of goods, the rendering of services, or the furnishing of other good and sufficient consideration to Account Debtors in the regular course of business and
        (ii) to the best of Borrower's knowledge, all shipping or delivery receipts and other documents furnished or to be furnished to Lender in connection therewith are and will be genuine.

               (c) Lender is authorized and empowered (which authorization and power, being coupled with an interest, is irrevocable until the last to occur of termination of this Agreement and payment and performance in full of all of the Liabilities under this Agreement) at any time in its sole and absolute discretion:

                      (1) To request, in Lender's name, Borrower's name or the
               name of a third party, confirmation from any Account Debtor or party obligated under or with respect to any Collateral of the amount shown by the Accounts Receivable or other Collateral to be payable, or any other matter stated therein;

                      (2) To endorse in Borrower's name and to collect any
               chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Lender in payment of any Account Receivable or other obligation owing to Borrower;

                      (3) To notify, either in Lender's name or Borrower's
               name, and/or to require Borrower to notify, any Account Debtor or other Person obligated under or in respect of any Collateral, of the fact of Lender's Lien thereon and of the collateral assignment thereof to Lender;

                      (4) To direct, either in Lender's name or Borrower's
               name, and/or to require Borrower to direct, any Account Debtor or other Person obligated under or in respect of any Collateral to make payment directly to Lender of any amounts due or to become due thereunder or with respect thereto; and

                      (5) After the occurrence and during the continuance of an
               Event of Default, to demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral, or enforce, by suit or otherwise, payment or performance of any of the Collateral either in Lender's own name or in the name of Borrower.

        Under no circumstances shall Lender be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including Attorneys' Fees and out-of-pocket expenses, and the cost of any Assignee Deposit Account or other bank account or accounts which may be required hereunder, shall be borne solely by Borrower whether the same are incurred by Lender or Borrower, and Lender may advance same to Borrower as a Revolving Loan.

               (d) Borrower may maintain at the institutions described in
        Schedule 3.2 (and such other institutions which Borrower shall have notified Lender of in writing from time to time for this purpose) accounts ("Depositary Accounts") for the deposits of revenues from the operation of the Bickford's Business; provided that Borrower shall on a daily basis cause funds to be transferred from such Depositary Accounts to a special bank account (the "Assignee Deposit Account") with Lender (or such other financial institution as Lender shall consent) over which Lender alone has the power of withdrawal, to the extent necessary to cause the aggregate funds on deposit for any restaurant of Borrower not to exceed $3,000.

               (e) Borrower shall, forthwith upon receipt by Borrower of all checks, drafts, cash and other remittances in payment of or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral derived from the Cues Business, to deposit the same in the Assignee Deposit Account. Borrower shall, to the extent required by Lender, designate with each such deposit the particular Account Receivable or other item of Collateral upon which such remittance was made.

               (f) Borrower acknowledges that the maintenance of the Assignee Deposit Account is solely for the convenience of Lender in facilitating its own operations and Borrower does not and shall not have any right, title or interest in the Assignee Deposit Account or in the amounts at any time appearing to the credit thereof (it being understood that so long as no Event of Default exists Lender shall be required to apply such amounts as provided in the first proviso to Section 2.11(b)). Upon the full and final liquidation of all Liabilities, Lender will pay over to Borrower any excess amounts received by Lender as payment or proceeds of Collateral, whether received by Lender as a deposit in the Assignee Deposit Account or received by Lender as a direct payment on any of the sums due hereunder.

               (g) Borrower appoints Lender, or any Person whom Lender may from time to time designate, as Borrower's attorney and agent-in-fact with power: (i) to open an escrow account or Assignee Deposit Account under Lender's sole control for the collection of Accounts Receivable or other Collateral, if not required contemporaneously with the execution hereof, and (ii) to do all other things which Lender is permitted to do under this Agreement or any Related Agreement. Neither Lender nor any of its directors, officers, employees or agents will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct. The foregoing appointment and power, being coupled with an interest, is irrevocable until all Liabilities under this Agreement are paid and performed in full and this Agreement is terminated. Except as otherwise expressly provided herein, Borrower expressly waives presentment, demand, notice of dishonor and protest of all instruments and any other notice to which it might otherwise be entitled.

               (h) If any Account Receivable, Contract Right or General Intangible arises out of a contract with the United States of America or any department, agency, or instrumentality thereof, Borrower will immediately notify Lender in writing and, if Lender so requests, Borrower will promptly execute any instruments and take any steps reasonably required by Lender in order that all monies due and to become due under such contract shall be assigned to Lender and notice thereof given to the government under the Federal Assignment of Claims Act of 1940, as amended, or other applicable laws or regulations.

               (i) If any Account Receivable or Contract Right is evidenced by chattel paper or promissory notes, trade acceptances, or other instruments for the payment of money, Borrower will, unless (i) deposited in a Depositary Account, the Assignee Deposit Account or any other bank account of Borrower with Lender or (ii) Lender shall otherwise agree, deliver the originals of same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement, Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

        3.3 Inventory. (a) Unless Lender shall otherwise agree, if Borrower sells Inventory related to the Cues Business for cash, all full and partial payments therefor shall be immediately (and, in any event, not later than the end of the day received) delivered by Borrower to Lender in their original form for deposit in the Assignee Deposit Account or for other application to reduction of the Liabilities, in either case in accordance with Section 2.11. Pending such delivery, all such cash shall be held by Borrower in trust for Lender.

        (b) Lender shall not be liable or responsible in any way for the safekeeping of any Inventory delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances. Lender shall not be responsible for collection of any proceeds or for losses in collected proceeds held by Borrower in trust for Lender. Any and all risk of loss for any or all of the foregoing shall be upon Borrower, except (notwithstanding any other provision of this Section 3.3 to the contrary) for such loss as shall result from Lender's gross negligence or willful misconduct.

        (c) If requested by Lender, Borrower shall, upon acquiring an interest in any Inventory related to the Cues Business, deliver to Lender a description of such Inventory, together with such supplier's invoices, warranties, production, cost and other records as Lender may request. If requested by Lender, Borrower shall deliver to Lender schedules of the sale of any Inventory related to the Cues Business immediately upon its sale. Any material change in the value or condition of any Inventory related to the Cues Business, and any errors discovered in any schedule or description delivered to Lender, shall be reported to Lender immediately. Borrower confirms that the warranties and representations in this Agreement shall apply to each schedule. Borrower represents and warrants that, as to each schedule and description of Inventory delivered to Lender:

               (1) The descriptions, origins, sizes, qualities, quantities, weights, and markings of all goods stated thereon, or on any attachment thereto, are true and correct in all material respects;

               (2) None of the goods are defective, of second quality, used, or goods returned after shipment, except where described as such; and

               (3) All Inventory not included on such schedule or description has been previously scheduled or described.

        (d) If requested by Lender, Borrower will notify Lender immediately if Borrower obtains possession (by return, repossession or otherwise) of any Inventory related to the Cues Business which has been sold, and will inform Lender of the identity of the returned or repossessed Inventory, the applicable Amount Debtor and the amount of the applicable Account Receivable.

        3.4    Equipment.

               (a) Borrower shall at all times keep, and cause each Subsidiary to keep, its Equipment in good operating condition and repair, ordinary wear and tear excepted, and neither Borrower nor any Subsidiary shall, without the prior written consent of Lender, sell, lease, or otherwise dispose of any Equipment, or any part thereof or interest therein; provided, however, that without Lender's consent Borrower may dispose of obsolete or unuseful Equipment provided all Equipment disposed of in any Fiscal Year has an aggregate market value of $50,000 or less.

               (b) In the event any Equipment (other than pursuant to Section 2.1.3(c) with respect to sales of Equipment in connection with the sale of a business location) is sold, transferred or otherwise disposed of by Borrower or any Subsidiary, unless Lender shall agree otherwise, Borrower or the applicable Subsidiary shall deliver all of the proceeds of such sale, transfer or disposition to Lender, which proceeds shall be deposited in the Assignee Deposit Account or otherwise applied to the repayment of the Liabilities, in either case in accordance with
        Section 2.11.

               (c) Borrower will, upon request of Lender, submit to Lender a current listing of all Equipment of Borrower and its Subsidiaries, which listing shall indicate the type, model, serial number and location of such Equipment.

        3.5 Supplemental Documentation. At Lender's request, Borrower shall execute and/or deliver to Lender, at any time or times hereafter, such agreements, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Accounts Receivable, schedules of Accounts Receivable assigned, and other written matter necessary or reasonably requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral (all the above hereinafter referred to as "Supplemental Documentation"), in form and substance reasonably acceptable to Lender, and pay all taxes, fees and other costs and expenses associated with any recording or filing of the Supplemental Documentation. Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney (and agent-in-fact) (which appointment and power, being coupled with an interest, is irrevocable until the last to occur of termination of this Agreement and payment and performance in full of all of the Liabilities under this Agreement) to sign the name of Borrower on any of the Supplemental Documentation and to deliver any of the Supplemental Documentation to such Persons as Lender, in its sole and absolute discretion, may elect. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

        3.6 Releases of Certain Collateral. Lender agrees that, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, Lender will, concurrently with any reduction in the Revolving Credit Amount pursuant to clause (c) of Section 2.1.3, subordinate (or, if requested by Borrower after Borrower has made reasonable efforts to obtain consent to a subordination, release) its interest in the Real Estate (and any related fixtures) and proceeds thereof that constitute the security for the making of the loan giving rise to such reduction.

4.      REPRESENTATIONS AND WARRANTIES.

        To induce Lender to make Loans to, and issue Letters of Credit for the account of, Borrower under this Agreement, Borrower makes the following representations and warranties, all of which shall be true and correct as of the Restatement Date and shall survive the execution of this Agreement and the Restatement Date, provided that any representation or warranty made by Borrower under the Original Loan Agreement or the Existing Loan Agreement shall survive the execution and delivery of this Agreement:

        4.1 Organization. Borrower and all of its corporate Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation. All of Borrower's other Subsidiaries, if any, are entities duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective organization. Borrower and all of its Subsidiaries are in good standing and are duly qualified to do business in each jurisdiction where (x) because of the nature of their respective activities or properties, such qualification is required and (y) the failure to be so qualified would have a material adverse effect on the financial condition or operations of Borrower or of Borrower and the Subsidiaries taken as a whole. Except as set forth in Schedule 4.1, on the Restatement Date, Borrower and each Subsidiary conducts business in its own name exclusively. Schedule 4.1 sets forth a complete and accurate list, as of the Restatement Date, of (a) the state or other jurisdiction of formation of Borrower, (b) each state in which Borrower is qualified to do business and (c) all of Borrower's trade names, trade styles and doing business forms.

        4.2 Authorization. Each of Borrower and any other Obligor a party thereto is duly authorized to execute and deliver this Agreement, any Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement. Borrower is and will continue to be duly authorized to borrow monies hereunder. Each of Borrower and each other Obligor a party thereto is duly authorized to perform its obligations under this Agreement, any Notes and any such Related Agreements and Supplemental Documentation. The execution, delivery and performance by each of Borrower and any other Obligor a party thereto of this Agreement, any Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement, and the borrowings hereunder, do not and will not require any consent or approval of any governmental agency or authority.

        4.3 No Conflicts. The execution, delivery and performance by Borrower and any other Obligor a party thereto of this Agreement, any Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement do not and will not conflict with (i) any provision of law, (ii) the charter or by-laws of Borrower or any such Obligor, (iii) any agreement binding upon Borrower or any such Obligor or (iv) any court or administrative order or decree applicable to Borrower or any such Obligor, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries or any such Obligor except as provided herein.

        4.4 Validity and Binding Effect. This Agreement, any Notes, and any Related Agreements or Supplemental Documentation contemplated by this Agreement are or, when duly executed and delivered, will be legal, valid and binding obligations of Borrower and any other Obligor a party thereto, enforceable against Borrower and any such other Obligor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

        4.5 No Default. Except as set forth in Schedule 4.5, neither Borrower nor any of its Subsidiaries is in default under any agreement or instrument to which Borrower or any Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default might materially and adversely affect (i) Lender's Lien on or rights with respect to any material Collateral or Third Party Collateral or (ii) the financial condition or operations of Borrower or Borrower and its Subsidiaries taken as a whole. No Event of Default or Unmatured Event of Default has occurred and is continuing.

        4.6 Financial Statements. The audited consolidated balance sheets of Parent and Borrower, as at December 31, 1995, and the related statements of income, stockholder's equity and cash flows, and the unaudited consolidated balance sheets of Parent and Borrower, as at September 30, 1996, and the related statements of income, stockholder's equity and cash flows, copies of which have been or will be furnished to Lender, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and period and present fairly the financial condition of Parent or Borrower, as applicable, and their respective Subsidiaries as at such dates and he results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments, and (in the case of the audited financial statements) have been prepared without a qualification which is of a "going concern" or similar nature, or which relates to the limited scope of examination of matters relevant to such financial statement. Since December 31, 1995, there has been no material adverse change in the financial condition of Parent, Borrower, any Subsidiary or Parent, Borrower and their respective Subsidiaries taken as a whole. The pro forma consolidated balance sheet of Borrower and its Subsidiaries as at March 31, 1996, a copy of which has been furnished to Lender, has been prepared in accordance with GAAP and fairly presents the financial condition of Borrower and its Subsidiaries as at such date.

        4.7 Insurance. Schedule 4.7 hereto is a complete and accurate summary of the property and casualty insurance program carried by Borrower and its Subsidiaries on the Restatement Date. Schedule 4.7 includes the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurer(s), exclusions, deductibles and self-insured retention and describes in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by Borrower or any Subsidiary or imposed upon Borrower or any Subsidiary by any such insurer, all as of the Restatement Date. This summary also includes any self-insurance program that is in effect.

        4.8    Litigation; Contingent Liabilities.

               (a) Except for those referred to in Schedule 4.8 (or otherwise disclosed to Lender pursuant to Section 5.2), no claims, litigation, arbitration proceedings or governmental proceedings are pending or threatened against or are affecting Borrower or any Subsidiary, the results of which might materially and adversely affect (i) the financial condition or operations of Borrower or Borrower and its Subsidiaries taken as a whole or (ii) Lender's interest in or Lien on any material Collateral or Third Party Collateral.

               (b) Other than any liability incident to the claims, litigation or proceedings disclosed in Schedule 4.8, Schedule 4.19 or Schedule
        4.25 (or otherwise disclosed to Lender pursuant to Section 5.2), or provided for or disclosed in the financial statements referred to in
        Section 4.6, neither Borrower nor any of its Subsidiaries has any contingent liabilities which are material to Borrower or Borrower and its Subsidiaries taken as a whole.

        4.9 Liens. None of the Collateral or other property, revenues or assets of Borrower or any Subsidiary is subject to any Lien (including but not limited to Liens pursuant to Capitalized Leases under which Borrower or any Subsidiary is a lessee) except Liens permitted by Section 5.16.

        4.10 Subsidiaries. Borrower has no Subsidiaries except for Cues B.V. and Knopafex Ltd., of which it owns 100% of the issued and outstanding capital stock.

        4.11 Partnership; Joint Ventures. Neither Borrower nor any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed on Schedule 4.11.
Schedule 4.11 sets forth, for each such partnership or joint venture, a complete and accurate statement of (a) Borrower's and each Subsidiary's percentage ownership of each such partnership or joint venture, (b) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture, (c) each state in which each such partnership or joint venture is qualified to do business on the Restatement Date and (d) all of each such partnership's or joint venture's trade names, trade styles or doing business forms on the Restatement Date.

        4.12   Business and Collateral Locations.

               (a) On the Restatement Date, (x) the office where Borrower keeps Borrower's books and records concerning Borrower's Accounts Receivable and other Collateral is located at 1330 Soldier's Field Road, Boston, Massachusetts 02135 and 3501 Vineland Road, Orlando, Florida 32811-6484 and (y) Borrower's chief place of business and chief executive office is located at the address of Borrower set forth on the signature pages of this Agreement. Schedule 4.12 contains a complete and accurate list, as of the Restatement Date, of (i) all of Borrower's places of business other than those referred to in the first sentence of this paragraph (a) and (ii) all locations and places of business of eacj Subsidiary. On the Restatement Date, the names of any landlords, over landlords and/or mortgagees of any such locations (including the locations referred to in the first sentence of this paragraph (a)), are identified in Schedule 4.12.

               (b) Schedule 4.12 contains a complete and accurate list, as of the Restatement Date, of (i) the locations of all of Borrower's Inventory, Equipment and Fixtures, (ii) if applicable, the locations of all tangible Third Party Collateral (except any part thereof which prior to the execution of this Agreement Borrower shall have advised Lender in writing consists of Collateral or Third Party Collateral, as applicable, normally used in more than one state) and (iii) if any Inventory, Equipment or other Collateral or any Third Party Collateral is not in the possession or control of Borrower or the owner of such Third Party Collateral, the name and mailing address of each bailee, processor, warehouseman or other Person in possession or control thereof.

        4.13 Real Property. Schedule 4.13 contains a complete and accurate list, as of the Restatement Date, of (a) the address and legal descriptions of any real property owned by Borrower or any Subsidiary or on which any Fixtures are located and (b) in the case of Fixtures located on property not owned by Borrower or any Subsidiary, the name(s) and mailing addresses of the record owners of such property.

        4.14 Related Agreements. All representations and warranties of Borrower contained in any Related Agreements are true and correct as if made on the Restatement Date (except (x) to the extent any such representation or warranty relates solely to an earlier date and was true and correct on such earlier date (including the date thereof) and (y) for such changes as are the result of any act or omission specifically permitted hereunder or under such Related Agreement or otherwise expressly permitted by Lender) and Borrower hereby adopts and affirms all such representations and warranties which Borrower agrees shall be incorporated by reference herein and made a part hereof.

        4.15 Control of Collateral; Lease of Property. Borrower is not now conducting, or permitting or suffering to be conducted, any activities pursuant to or in conjunction with which any of the Collateral is now, or will be (while any Liabilities exist or this Agreement is in effect), in the possession of any Subsidiary or Obligor (other than Borrower). Except for Capitalized Leases included on Schedule 5.15, Schedule 4.15 contains a complete and accurate list as of the Restatement Date of (a) all leases under which Borrower or a Subsidiary is the lessee covering any machinery, equipment or real property used by Borrower or any Subsidiary and (b) the name and mailing address of each lessor or owner of such machinery, equipment or real property.

        4.16 Intellectual Property; Licenses. Borrower and each of its Subsidiaries possesses adequate Intellectual Property Collateral to continue to conduct its respective business as heretofore conducted by it, and all such Intellectual Property Collateral existing on the Restatement Date (together with, in the case of patents, Trademarks and copyrights, the date of issuance thereof) are listed on Schedule 4.16. With respect to all Intellectual Property Collateral which is not of negligible economic value and is necessary to the continued operation of Borrower's business:

               (i) it is valid and enforceable, is subsisting, and has not been adjudged invalid or unenforceable, in whole or in part;

               (ii) Borrower has made all necessary filings and recordations to protect its interest therein, including, without limitation, recordations of all of its interest in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;

               (iii) Borrower is the exclusive owner of the entire and unencumbered right, title and interest therein and thereto and no claim has been made that the use of any Intellectual Property Collateral does or may violate the asserted rights of any third party; and

               (iv) Borrower has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of Intellectual Property Collateral in full force and effect throughout the world, as applicable.

Borrower owns directly or is entitled to use, by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of Borrower's business.

        4.17 Solvency. As of the Restatement Date, and at all times thereafter, Borrower and each of its Subsidiaries has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage, and is now solvent and able to pay its respective debts as they mature, and Borrower and each of its Subsidiaries now owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay Borrower's or such Subsidiary's debts.

        4.18 Contracts; Labor Matters. Except as disclosed on Schedule 4.18: (a) neither Borrower nor any Subsidiary is a party to any contract or agreement, or is subject to any charge, corporate restriction, judgment, decree or order, which materially and adversely affects its business, property, assets, operations or condition, financial or otherwise; (b) no labor contract to which Borrower or any Subsidiary is a party or is otherwise subject is scheduled to expire prior to the initial Termination Date; (c) neither Borrower nor any Subsidiary has, within the two-year period preceding the Restatement Date, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff", within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law; and (d) on the Restatement Date (i) neither Borrower nor any Subsidiary is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contracts to which Borrower or any Subsidiary is a party or is otherwise subject.

         4.19 Pension and Welfare Plans. Each Pension Plan complies in all material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively, which resulted in a withdrawal liability that has not been satisfied or which could result in a withdrawal liability for the Borrower or any ERISA Affiliate in excess of, for all such withdrawals, $25,000; no steps have been instituted to terminate any Pension Plan (other than in connection with a termination that qualifies under Section 4041(b) of ERISA); no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower, any other Obligor or any ERISA Affiliate of any material liability, fine or penalty; and neither Borrower nor any other Obligor nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors, at least two of whom are not under common control. Except as listed in Schedule 4.19, neither Borrower nor any Subsidiary nor any other Obligor has any contingent liability with respect to any "employee welfare benefit plans," as such term is defined in Section 3(1) of ERISA, which covers retired or terminated employees and their beneficiaries, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

         4.20 Regulation U. Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any Margin Stock or for any other purpose which would violate any of the margin regulations of the Federal Reserve Board.

        4.21 Compliance. Except as described on Schedule 4.21 or Schedule 4.25, Borrower and its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

        4.22 Taxes. Each of Borrower and its Subsidiaries has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained.

Borrower is not aware of any proposed assessment against Borrower or any of its Subsidiaries for additional Taxes (or any basis for any such assessment) which might be material to Borrower and its Subsidiaries taken as a whole.

         4.23 Investment Company Act Representation. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        4.24 Public Utility Holding Company Act Representation. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        4.25 Environmental, Safety and Health Matters. Except as disclosed on
Schedule 4.25, as of the Restatement Date Borrower and each of its Subsidiaries and each property, operation and facility that Borrower or any Subsidiary may own, operate or control (i) complies in all respects with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws;
(ii) is not subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) has not received any notice or inquiry (A) that it may be in violation of any Environmental Law or Occupational Safety and Health Law, (B) threatening the commencement of any proceeding relating to allegedly unlawful, unsafe or unhealthy conditions or (C) alleging that it is or may be responsible for any response, cleanup or corrective action, including but not limited to any remedial investigation/feasibility studies, under any Environmental Law or Occupational Safety and Health Law; (iv) is not the subject of federal or state investigation evaluating whether any investigation, remedial action or other response is needed to respond to (A) a spillage, disposal or release or threatened release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (B) any allegedly unsafe or unhealthful condition; (v) has not filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (B) any potentially unsafe or unhealthful condition, and there exists no basis for such notice irrespective of whether such notice was actually filed; and (vi) has no contingent liability in connection with (A) any actual or potential spillage, disposal or release iof, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, whether on any premises owned or occupied by Borrower or any Subsidiary or on any other premises, or (B) any unsafe or unhealthful condition. Except as disclosed on
Schedule 4.25, there are no underground storage tanks, whether or not in use, in or under any property or facilities owned, operated or controlled by Borrower or any Subsidiary, and there are no Hazardous Materials on, in or under any property or facilities owned, operated or controlled by Borrower or any Subsidiary, including but not limited to such Hazardous Materials that may be contained in underground storage tanks, but excepting such Hazardous Materials used in accordance with all applicable laws and in the same manner as an ordinary consumer (e.g., gasoline in tanks of motor vehicles, small amounts of cosmetic cleaners, heating oil in tanks, etc.).

5.      BORROWER COVENANTS.

        From the Restatement Date and thereafter until the Credit is terminated and all Liabilities of Borrower hereunder are paid in full, Borrower agrees that, unless Lender shall otherwise consent in writing, it will:

         5.1 Financial Statements and Other Reports. Furnish to Lender in form reasonably satisfactory to Lender:

               5.1.1  Financial Reports:

                             (a) Annual Audit Report. Within ninety (90) days
               after each Fiscal Year of Borrower, a copy of the annual audit report of Borrower and its consolidated Subsidiaries prepared on a consolidated (and, if requested by Lender, consolidating) basis in conformity with GAAP and certified by an independent certified public accountant who shall be of recognized national standing or otherwise reasonably satisfactory to Lender, together with (i) a letter from such accountant substantially in the form of Exhibit H, (ii) a certificate from such accountant containing a computation of, and showing compliance with, each of the covenants contained in Section 5.13, 5.15(d), 5.15(e) and 5.20 and Sections 2.1 through 2.5 of Supplement A, and (iii) a certificate from such accountant to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or, if such accountant has become aware of any such event, describing it;

                             (b) Monthly Financial Statement. Within thirty (30)
               days after the end of each month (other than the last month) of each Fiscal Year, a copy of the unaudited financial statement of
               (x) Parent and its consolidated Subsidiaries, (y) the Bickford Business and (z) the Cues Business prepared on a consolidated basis in conformity with GAAP (subject to normal year-end adjustments and except that such statements need not include notes), signed by Borrower's chief financial officer and consisting of at least a balance sheet as at the close of such month and statements of earnings and cash flows for such month and for the period from the beginning of such Fiscal Year to the close of such month;

                             (c) Officer's Certificate. Together with the
               financial statements furnished by Borrower under the preceding clauses (a) and (b) (but only for the months of March, June and September), a certificate of Borrower's chief financial officer or treasurer, dated the date of such annual audit report or such monthly financial statement, as the case may be, containing a statement that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the covenants contained in Section 5.13, 5.15(d), 5.15(e) and
               5.20 and Sections 2.1 through 2.5 of Supplement A; and

                             (d) Management Letters. Promptly upon receipt
               thereof, a copy of any "management letter" or other material communication from Borrower's auditors (including a copy of any such letter which accompanies the audit report referred to in clause (a)).

               5.1.2 Same Store Sales Reports. Not later than July 31st and January 31st of each year, a report for each of Borrower's restaurants and stores of sales for the preceding six months and year-to-date, with a comparison of such sales figures to the corresponding periods in the prior Fiscal Year, all in form reasonably satisfactory to Lender.

               5.1.3 Azimuth Group Deliveries. Promptly upon receipt by Borrower, all financial statements, reports, officer's certificates, notices and all other information received by Borrower from Azimuth, Contempo, Contempo West and DEI pursuant to the Azimuth Loan Agreement, the Contempo Loan Agreement, the Contempo West Loan Agreement and the DEI Loan Agreement, respectively.

               5.1.4 Borrowing Base Certificates. A current Borrowing Base Certificate of Contempo, Contempo West and DEI at the end of each month and together with each Borrowing Request for an Additional Revolving Loan, with each Borrowing Base Certificate being in compliance with applicable requirements for Contempo, Contempo West and DEI set forth in the Contempo Loan Agreement, the Contempo West Loan Agreement and the DEI Loan Agreement, respectively.

               5.1.5  Other Reports:

                             (a) SEC and Other Reports. Copies of each filing
               and report made by Parent with or to any securities exchange or the Securities and Exchange Commission and of each communication from Parent to shareholders generally, promptly upon the filing or making thereof;

                             (b) Report of Change Relating to Borrower,
               Subsidiaries or Partnership. Promptly from time to time, a written report of any change in the information set forth in
               Schedule 4.1 or Schedule 4.11 concerning Borrower, any Subsidiary, or any partnership or joint venture; and

                             (c) Other Reports. Promptly from time to time,
               such other reports and information as Lender may reasonably request.

        5.2 Notices. Notify Lender in writing of any of the following immediately upon learning of the occurrence thereof (or, (i) in the case of clause (d) of this Section 5.21, promptly upon learning of the occurrence thereof followed within 30 days after such occurrence by a description of the steps being taken with respect thereto, and (ii) in the case of the matters specified in items (i), (ii), (iv) (v) and (vi) of clause (e) and in clause (f) of this Section 5.2, at least 30 days prior to the occurrence thereof to the extent applicable to the Borrower, any Subsidiary or any other Obligor), describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

               (a) Default. The occurrence of (i) an Event of Default or Unmatured Event of Default and (ii) to the extent not included in the foregoing clause (i), the default by Borrower, any other Obligor, any Subsidiary or any Related Party under any material note, indenture, loan agreement, mortgage, lease, deed or other material similar agreement to which Borrower, any other Obligor, any Subsidiary or any Related Party, as appropriate, is a party or by which it is bound;

               (b) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding affecting Borrower, any other Obligor, any Subsidiary, any Related Party, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance;

               (c) Judgment. The entry of any judgment or decree against Borrower, any other Obligor, any Subsidiary or any Related Party, if the amount of such judgment exceeds $25,000;

               (d) Pension Plans and Welfare Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate, or any other Obligor; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any other Obligor from any Multiemployer Plan; the failure of Borrower, any other Obligor or any ERISA Affiliate to make a required contribution to any Pension Plan, including but not limited to any failure to pay an amount sufficient to give rise to a Lien under Section 302(f) of ERISA; the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower, any other Obligor or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan; the occurrence of any other event (other than an amendment to any Pension Plan which is required by a change in a provision of ERISA or the Code applicable to such plan) with respect to any Pension Plan which could result in the incurrence by Borrower, any other Obligor or any ERISA Affiliate of any material liability, fine or penalty; or the incurrence of any material increase in the contingent liability of Borrower, any other Obligor or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired or terminated employees and their beneficiaries, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA;

               (e) Business and Collateral Information. Any change or proposed change in any of the information set forth on Schedule 4.12, Schedule
        4.13 or Schedule 4.15, including but not limited to (i) any change in the location of any Inventory or Equipment or any Third Party Collateral, (ii) the identity of any new bailee, processor, warehouseman or other Person in possession or control of any Inventory, Equipment or other Collateral or any Third Party Collateral, (iii) any change in the name or address of the lessor or owner of any real property or equipment leased to Borrower, any Subsidiary or any other Obligor, (iv) any proposed change in the location of Borrower's or any Subsidiary's chief executive office or chief place of business, (v) any proposed opening, closing or other change in the list of offices and other places of business of Borrower and each Subsidiary and (vi) any opening, closing or other change in the offices and other places of business of each other Obligor;

               (f) Change of Name or Status. Any change in the name or address of Borrower, any other Obligor or any Subsidiary, or any change in the list of trade names and tradestyles set forth in Schedule 4.1;

               (g) Insurance Information. Any material change in the information set forth in Schedule 4.7;

               (h) Environmental and Safety and Health Matters. The occurrence of any event or the acquisition of any information which, if it had occurred or was true on or before the Restatement Date, would have been required to have been disclosed and included on Schedule 4.25, including but not limited to the existence of any Environmental Lien and receipt of any notice from any federal, state or local government or agency with respect to any actual or alleged violation of any Environmental Law or any Occupational Safety and Health Law;

               (i) Material Adverse Change. The occurrence of a material adverse change in the business, operations or financial condition of Borrower, any other Obligor or any Subsidiary;

               (j) Default by Others. Any material default by any Account Debtor or other Person obligated to Borrower, any other Obligor, or any Subsidiary under any contract, chattel paper, note or other evidence of amounts payable or due or to become due to Borrower, such Obligor or such Subsidiary if the amount payable under such contract, chattel paper, note or other evidence of amounts payable or due of to become due is material;

               (k) Moveable Collateral. If any of the Collateral or Third Party Collateral consists of goods of a type normally used in more than one state, whether or not actually so used, any use of any such goods in any state other than a state in which Borrower shall have previously advised Lender such goods will be used. Borrower agrees that such goods will not, unless Lender shall otherwise consent in writing, be used outside the continental United States;

               (l) Change in Management or Line(s) of Business. Any substantial change in the senior management of Borrower or any Subsidiary, or any change in Borrower's or any Subsidiary's line(s) of business; and

               (m) Other Notices. Any notices required to be provided pursuant to any Related Agreement or the other provisions of this Agreement, and notice of the occurrence of such other events as Lender may reasonably from time to time specify.

        5.3 Existence. Maintain and preserve, and cause each Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization (except as permitted by Section 5.12), as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, trade styles, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

        5.4 Nature of Business. Engage, and cause each Subsidiary to engage, in substantially the same fields of business as it is engaged in on the Restatement Date (and no other business).

        5.5 Books, Records and Access. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records (including but not limited to records relating to Accounts Receivable, Inventory, Equipment and other Collateral), in which full and correct entries shall be made of all dealings and transactions in relation to its respective business and activities such that financial statements in conformity with GAAP can be prepared. Cause its books and records as at the end of any calendar month to be posted and closed not more than twenty-five (25) days after the last business day of such month. Permit, and cause each Subsidiary to permit, access by Lender and its agents or employees to the books and records of Borrower and such Subsidiary at Borrower's or such Subsidiary's place or places of business at intervals to be determined by Lender and without hindrance or delay, and permit and cause each Subsidiary to permit Lender or its agents and employees to inspect Borrower's Inventory and Equipment and such Subsidiary's inventory and equipment, to perform appraisals of Borrower's Equipment and such Subsidiary's equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable, Contract Rights, General Intangibles, Equipment and any other Collateral or Third Party Collateral, or relating to any other transactions between the parties hereto. Any and all such inspections and/or audits shall be at Borrower's expense, and Lender may advance same to Borrower as a Revolving Loan. Notwithstanding the foregoing or any other provision of this Agreement or any Related Agreement, (a) as long as no Event of Default or Unmatured Event of Default has occurred or is continuing, Borrower shall not be required to reimburse Lender for appraisals of Borrower's Equipment or the equipment of its Subsidiaries more frequently than once each Fiscal Year and (b) Lender shall exercise its rights under this Section 5.5 (and under the other provisions of this Agreement and each Related Agreement) in a manner which will not unduly interfere with the ordinary business operations of Borrower and its Subsidiaries.

        5.6 Insurance. Maintain, and cause each Subsidiary to maintain, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as Lender may reasonably request from time to time. Keep the Collateral properly housed and insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by persons engaged in business similar to that of Borrower, with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to Lender. Certificates of such policies of insurance have been delivered to Lender prior to the Restatement Date together with evidence of payment of all premiums therefor. Borrower shall cause each issuer of an insurance policy to provide Lender, prior to the Restatement Date, with an endorsement or an independent instrument (i) substantially in the form of Exhibit A or such other form and containing such other terms as shall be reasonably acceptable to Lender and (ii) showing loss payable to Lender and, if required by Lender, naming Lender as an additional insured. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender. Borrower appoints Lender and any Person whom Lender may from time to time designate (and all officers, employees or agents designated by Lender or such Person) as Borrower's true and lawful attorney and agent-intact with power to make, settle and adjust claims under such policies of insurance, endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and, at any time an Event of Default exists, make all determinations and decisions with respect to such policies of insurance. The foregoing appointment and power, being coupled with an interest, is irrevocable until all Liabilities are paid and performedreement is terminated. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation of or default by Borrower hereunder, may at any time thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable Attorneys' Fees, court costs, expenses and other charges relating thereto, shall be payable on demand by Borrower to Lender, and Lender may, in its sole and absolute discretion, advance such sums to Borrower as a Revolving Loan.

        5.7 Insurance Survey. Provide to Lender at least annually within 90 days of the end of Borrower's Fiscal Year, a certificate signed by its chief financial officer that attests to and summarizes the property and casualty insurance program carried by Borrower and its Subsidiaries. This summary shall include the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), Best's policyholder's and financial size ratings of the insurer(s), exclusions, deductibles and self-insured retention and shall describe in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by Borrower or any Subsidiary or imposed upon Borrower or any Subsidiary by any such insurer, as well as any self-insurance program that is in effect. Borrower shall notify Lender in writing (1) at least 20 days prior to any cancellation or material change of any such insurance by Borrower or any Subsidiary and (2) within 5 business days after receipt of any notice (whether formal or informal) of any cancellation or change in any of its insurance by any of its insurers or any material change in the cost thereof or which reduces the policyholder's or financial size ratings of the insurance carriers of Borrower or any of its Subsidiaries, as established by Best's Insurance Reports. Annually, Lender shall have the right to request Borrower to have a risk management survey completed by a recognized independent risk management consultant acceptable to it and Lender which will identify, quantify and assess any catastrophic uninsured, underinsured or self-insured exposures faced by Borrower and its Subsidiaries. The cost of such survey shall be borne solely by Borrower. A copy of the results of such survey shall be promptly delivered by Borrower to Lender.

        5.8 Repair. Maintain, preserve and keep, and cause each Subsidiary to maintain, preserve and keep, its properties in operating condition and repair, ordinary wear and tear excepted, and from time to time make, and cause each Subsidiary to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be reasonably preserved and maintained.

        5.9 Taxes. Pay, and cause each Subsidiary to pay, when due, all of its Taxes, unless and only to the extent that Borrower or such Subsidiary is contesting such Taxes in good faith and by appropriate proceedings and Borrower or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

        5.10 Compliance. Comply, and cause each Subsidiary to comply, in all material respects with all statutes and governmental rules and regulations applicable to it.

        5.11 Pension Plans. Not permit, and not permit any Subsidiary to permit, any condition to exist in connection with any Pension Plan which might reasonably constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan; not fail, and not permit any Subsidiary to fail, to make a required contribution to any Pension Plan if such failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA; and not engage in, or permit to exist or occur, or permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower or any of its Subsidiaries of any material liability, fine or penalty.

        5.12 Merger, Purchase and Sale. Not, and not permit any Subsidiary to:
(a) be a party to any merger, liquidation or consolidation (other than the Merger), provided that any Subsidiary may merge with and into, or liquidate into, Borrower or another Subsidiary; (b) except in the normal course of its business or as otherwise permitted herein (including Sections 3.4(a) and 5.16(e)) or in any Related Agreement, sell, transfer, convey, lease or otherwise dispose of any of its assets (provided, however, that Borrower may sell the real and personal property and other assets at or comprising the operations of any business location listed on Schedule 4.12 if the following two conditions are met: (i) Borrower receives Lender's prior written consent to such sale, and (ii) such sale is made at fair market value to a Person other than a Related Party);
(c) sell or assign, with or without recourse, any Accounts Receivable, Contract Rights, notes receivable or chattel paper, except as otherwise expressly permitted in this Agreement or any Related Agreement; or (d) purchase or otherwise acquire all or substantially all the assets of any Person (unless and to the extent that such assets constitute no more than two (2) restaurant locations in any Fiscal Year; it being understood and agreed that the addition of new restaurant locations solely through the assumption or incurrence of lease obligations shall not be deemed to be a purchase for purposes of this clause
(d)).

        5.13 Restricted Payments. Not purchase or redeem any shares of its stock (other than for stock of Borrower), declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders as such (other than distributions of stock of Borrower) or set aside any funds for any such purpose, not prepay, purchase or redeem, and not permit any Subsidiary to purchase, any Subordinated Debt, not make any advances to Parent and, if an Event of Default or Unmatured Event of Default exists or would result therefrom, not, and not permit any Subsidiary to, pay any management or similar fees to Parent or any of its affiliates pursuant to the terms of the Management Agreement (except that any such fees may be paid whether or not an Event of Default or Unmatured Event of Default exists or would result therefrom, solely to extent such fees are to pay regular salaries (and not bonuses) of any employees or officers of Parent); provided, however, that: (a) Borrower may pay dividends and advances to Parent in an aggregate amount not exceeding 50% of Borrower's Excess Cash Flow for the immediately preceding Fiscal Year so long as
(i) Lender shall have received Borrower's annual audit report pursuant to
Section 5.1.1(a) for such preceding Fiscal Year, (ii) after giving effect to any such proposed dividend or advance the amount of the Revolving Loan Availability will exceed the outstanding principal amount of the Revolving Loans by at least $500,000, (iii) no Event of Default or Unmatured Event of Default shall then exist or will result from any such dividend payment or advance and (iv) Borrower shall have given Lender prior written notice of any such proposed dividend or advance and certified its compliance with this Section 5.13; (b) Borrower may, within 60 days after obtaining the proceeds of any loan permitted pursuant to
Section 5.15(e), pay a dividend or advance to Parent in an amount not exceeding 25% of the proceeds of such loan so long as the conditions specified in sub-clauses (ove have been met; (c) Borrower may make scheduled payments of principal of and interest on the Subordinated Note, so long as the conditions specified in sub-clauses (ii), (iii) and (iv) of clause (a) above have been met (it being understood that each reference to a "dividend" in such sub-clauses shall be deemed, for purposes of this clause (c), to be a reference to the relevant payment on the Subordinated Note); and (d) Borrower may, within ten
(10) days after obtaining the proceeds of any Supplemental Revolving Loan permitted hereunder, pay a dividend or advance in the amount of such proceeds of such Loan to Parent to be used by Parent as specified by Section 5.25 so long as the conditions specified in subclauses (iii) and (iv) of clause (a) above have been met. Dividends and advances permitted and paid under clause (a), (b) or (d) of the foregoing sentence shall not reduce the amount of dividends or advances payable under any other such sub-clause.

        5.14 Borrower's and Subsidiaries' Stock. Not permit any Subsidiary to purchase or otherwise acquire any shares of the stock of Borrower, and not take any action, or permit any Subsidiary to take any action, which will result in a decrease in Borrower's ultimate ownership interest in any Subsidiary.

        5.15 Indebtedness. Not, and not permit any Subsidiary to, incur or permit to exist any Indebtedness (including but not limited to Indebtedness as lessee under Capitalized Leases), except: (a) Indebtedness under the terms of this Agreement; (b) Subordinated Debt; (c) other Indebtedness outstanding on the date hereof and listed on Schedule 5.15; (d) Indebtedness hereafter incurred in connection with Liens permitted under Section 5.16(d); (e) Indebtedness hereafter incurred in connection with Liens permitted under Section 5.16(e); and
(f) other Indebtedness approved in writing by Lender.

        5.16 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien with respect to any of its property, revenue or assets now owned or hereafter acquired, except: (a) Liens for Taxes which are not delinquent or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;
(c) pledges or deposits in connection with workers' compensation, unemployment insurance and other similar legislation or regulations; (d) Liens in connection with the acquisition of property after the Second Restatement Date by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired (and proceeds thereof and accessions thereto), if (i) except in the case of a Capitalized Lease, the Indebtedness secured thereby does not exceed 75% of the fair market value of such property at the time of the acquisition thereof and (ii) the aggregate principal and interest payments of the Indebtedness of Borrower and its Subsidiaries secured by such Liens does not exceed (x) $450,000 in Fiscal Year 1996, (y) $900,000 in Fiscal Year 1997 and
(z) $1,350,000 in Fiscal Year 1998; (e) liens on Real Property and any related fixtures (and proceeds thereof and accessions thereto) securing loans to Borrower obtained after the Second Restatement Date, provided the initial amount of the loan secured by any such Lien is not less than 75% of the appraised value of the Real Property securing such loan; (f) Liens in favor of Lendn Schedule
5.16 (and in the case of Capitalized Leases listed or referred to thereon, Capitalized Leases entered into after the Second Restatement Date for the same property or assets, provided that any increase in the Indebtedness payable under such new Capitalized Leases shall be permitted, and count against the limitations set forth, under clause (d)(ii) above); (h) lessor's Liens and reasonable deposits pursuant to operating leases permitted hereunder under which Borrower or a Subsidiary is the lessee; (i) Liens disclosed in the ALTA Title Loan Insurance Policies and ALTA Class A Surveys delivered pursuant to Section 8.1.10(c) of the Original Loan Agreement, or otherwise under the Original Loan Agreement or the Existing Loan Agreement, and not objected to by Lender on or prior to the Second Restatement Date; (j) zoning or building restrictions and other minor encumbrances on and defects in title to real property which do not materially impair the use or value thereof; (k) Liens incurred or deposits made to secure the performance of surety or appeal bonds and attaching to property not exceeding $200,000; (l) attachment or judgment Liens not exceeding $200,000;
(m) bankers' liens arising by operation of law in connection with the Depositary Accounts; and (n) Liens consented to in writing by Lender.

        5.17 Guaranties. Not, and not permit any Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or its order.

        5.18 Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any Person, except for: (a) advances to employees of Borrower or any of its

Subsidiaries for travel or other ordinary business expenses provided that the aggregate amount outstanding at any one time shall not exceed $10,000 for any single employee and $25,000 in the aggregate for all employees; (b) advances to subcontractors and suppliers not at any time exceeding an aggregate outstanding amount of $10,000; (c) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; (d) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; (e) Investments (other than Investments in the nature of loans or advances) outstanding on the date hereof in Subsidiaries by Borrower and other Subsidiaries; (f) Investments in the nature of loans and advances constituting Indebtedness of Subsidiaries to Borrower and to other Subsidiaries outstanding on the Second Restatement Date and listed on Schedule 5.18; (g) other Investments outstanding on the Second Restatement Date and listed on Schedule 5.18; (h) Investments in Depositary Accounts; (i) deposits permitted by Section 5.16; (j) a loan to ELX Limited Partnership made in December 1994 in an original principal amount of $1,155,625 and any accrued interest thereon; (k) Investments in the nature of loans and advances made to Parent as permitted under Section 5.13; (l) Subsidiary Loans made pursuant to the Contempo Loan Agreement, the Contempo West Loan Agreement or the DEI Loan Agreement, as the case may be; and
(m) other Investments consented to by Lender in writing.

        5.19 Subsidiaries. Not, and not permit any Subsidiary to, acquire any stock or similar interest in any Person, and not create, establish or acquire any Subsidiaries other than those existing on the Second Restatement Date.

        5.20 Leases. Not enter into or permit to exist, or permit any Subsidiary to enter into or permit to exist, any arrangements for the leasing by Borrower or such Subsidiary, as lessee under a lease which is not a Capitalized Lease, of any real or personal property (or any interest therein) other than under (a) leases in existence on the Second Restatement Date and listed on Schedule 4.15 and extensions and renewals thereof (provided that any increase in the rental payments thereunder will count against the permitted lease rentals in clause (b) below) and (b) leases entered into after the Second Restatement Date having base rentals not exceeding (in the aggregate for all such leases) (i) $400,000 in Fiscal Year 1996, (ii) $800,000 in Fiscal Year 1997 and (iii) $1,200,000 in Fiscal Year 1998

        5.21 Change in Accounts Receivable. After the occurrence of an Event of Default or Unmatured Event of Default, permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account Receivable, including any of the terms relating thereto.

        5.22 Future Environmental Assessments. Borrower shall provide such information and certifications which Lender may reasonably request from time to time pertaining to the environmental aspects of Borrower and its Subsidiaries and any property owned, operated or controlled by Borrower or any Subsidiary. To investigate environmental aspects of Borrower and its Subsidiaries and their properties, facilities and operations, Lender or its agents shall have the right at any time to enter upon the property of Borrower or any Subsidiary, take samples, review the books, records or other documents of Borrower and its Subsidiaries, interview officers and employees of Borrower or its Subsidiaries, and conduct such other activities as Lender, in its sole discretion, deems appropriate. Borrower shall, and shall cause its Subsidiaries to, cooperate fully in the conduct of any such assessment. If Lender decides to cause such an assessment to be conducted because of (a) Lender's considering taking possession of or title to the property after the occurrence of an Event of Default or (b) a material change in the use of the property which, in Lender's reasonable opinion, increases the risk of non-compliance with Environmental Laws or increases the risk of cost or liabilities thereunder, then Borrower shall pay upon demand all costs and expenses (including Attorney's Fees) connected with such assessment. Lender may, in its discretion, provide for the payment of any amount due from Borrower under this Section 5.22 by making Borrower a Revolving Loan. Nothing in this Section 5.22, and no actions taken by Lender pursuant thereto, shall give, or be construed as controlling or giving, to Lender the right or obligation to direct or control the conduct or action or inaction of Borrower or any Subsidiary with respect to any environmental matters, including but not limited to those pertaining to compliance with any Environmental Laws.

        5.23 Related Agreements. Not enter into, or permit any Subsidiary to enter into, any agreement containing any provision which would be violated or breached by the performance by Borrower or such Subsidiary of its obligations hereunder or under any Related Agreement or any instrument or document delivered or to be delivered by Borrower or such Subsidiary in connection herewith.

        5.24 Unconditional Purchase Options. Not enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

        5.25 Use of Proceeds. Not use or permit any proceeds (a) of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (i) "purchasing or carrying" any Margin Stock (except as provided in clause (b) below), and furnish to Lender, upon request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Federal Reserve Board or (ii) funding all or any part of any hostile take-over or tender offer, or (b) of the Supplemental Revolving Loans to be used other than as a dividend or advance paid by Borrower to Parent to be used by Parent (i) on the Restatement Date (A) to fund the repurchase by Parent from Bank of America Capital Corporation (as successor to Continental Illinois Corporation) ("BACC") of that certain Series B Warrant dated January 23, 1990 to purchase 604,656 shares of Parent's Series A Non-Voting Convertible Preferred Stock, $.001 par value, previously issued and sold to BACC, for a repurchase price of $477,678.24, (B) to fund the repayment in full by Parent to BACC of that certain Senior Subordinated Note dated September 25, 1989 in the original principal amount of $401,765 and issued by Parent in favor of BACC, together with all interest and other amounts owing to BACC thereunder, in an aggregate amount of $245,679.30 (C) to fund the repayment in full by Parent to BACC that certain Senior Subordinated Note dated June 27, 1991 in the original principal amount of $502,206.25 and issued by Parent in favor of BACC, together with all interest and other amounts owing to BACC thereunder, in an aggregate amount of $511,511.53, and (D) to fund a loan by Parent to ELX Limited Partnership in the amount of $909,150.00 to be used by ELX Limited Partnership solely to purchase from BACC 220,400 shares of Parent's Common Stock, par value $.001 per share, in an aggregate amount of $909,150.00, and (ii) prior to and after the Restatement Date solely to purchase Parent Securities and to pay and fees, costs and expenses incurred in connection with such purchase, or (c) of the Additional Revolving Loans to be used (i) on the Restatement Date other than to fund the purchase by Borrower of the Subsidiary Loans outstanding on the Restatement Date pursuant to the terms and conditions of the Recapitalization Agreement and (ii) from and after the Restatement Date other than to fund future Subsidiary Loans to Contempo, Contempo West and DEI under the Contempo Loan Agreement, the Contempo West Loan Agreement and the DEI Loan Agreement, respectively, to be used by Contempo, Contempo West and DEI for its respective working capital and permitted corporate purposes.

        5.26 Transactions with Related Parties. Not, and not permit any Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party; provided, however, that the foregoing shall not prohibit (a) the existence or performance of the Management Agreement; (b) the transactions contemplated under the Recapitalization Agreement; or (c) any other transaction or arrangement permitted by any other provision of this Agreement (including, without limitation, Sections 5.12(a), 5.13, 5.15(c) and 5.18).

        5.27 Mortgagee. Cause all real property owned or leased by Borrower, or in which Borrower has an interest, to be subject to a Mortgage in favor of Lender which is satisfactory in form and substance to Lender (except to the extent otherwise expressly consented to in writing by Lender).

        5.28   No Amendment to Certain Documents; Actions Regarding Azimuth
Group.

               (a) Not enter into or permit to exist any amendment or modification of the Management Agreement.

               (b) Not enter into or permit to exist any amendment or modification of any of the Azimuth Documents or any waiver of any provision set forth in any of the Azimuth Documents.

               (c) Not commence or join with any creditor of Azimuth, Contempo, Contempo West or DEI other than Lender in commencing any proceedings to collect or enforce any obligations under the Azimuth Documents, or exercise any rights or remedies under the Azimuth Documents, in each case without the prior written consent of Lender to be given in Lender's sole and absolute discretion.

        5.29   Intellectual Property Collateral.


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



               (a) Not, and not permit any Subsidiary to, do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable;

               (b) Not, and not permit any Subsidiary or any licensee of it or of any Subsidiary to:

                      (i) fail to continue to use any of the Trademark
               Collateral to the extent necessary in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use;

                      (ii) fail in any material respect to maintain as in the past the quality of products and services offered under all of the Trademark Collateral;

                      (iii) fail to employ all of the Trademark Collateral
               registered with any Federal or state or foreign authority with an appropriate notice of such registration;

                       (iv) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral;

                       (v) use any of the Trademark Collateral registered with
               any Federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made; or

                       (vi) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable;

               (c) Not, and not permit any Subsidiary to, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof;

               (d) Notify Lender immediately if it knows that any application or registration relating to any of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding Borrower's or any Subsidiary's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

               (e) Not, and not permit any Subsidiary or any of its or any Subsidiary's agents, employees, designees or licensees to, file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the

        United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs Lender, and upon request of Lender, executes and delivers any and all agreements, instruments, documents and papers as Lender may reasonably request to evidence Lender's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of Borrower relating thereto or represented thereby;

               (f) Take, and cause each Subsidiary to take, all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)); and

               (g) Promptly upon request of Lender, execute and deliver to Lender, and cause its Subsidiaries to execute and deliver to Lender, any document reasonably required to acknowledge or register or perfect Lender's interest in any part of the Intellectual Property Collateral.

6.      DEFAULT.

        6.1 Event of Default. Each of the following shall constitute an Event of Default under this Agreement:

               (a) Non-Payment. Default in the payment, when due or declared due, of any of the Liabilities.

               (b) Non-Payment of or Default under Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, Borrower, any other Obligor or any Subsidiary (other than (i) any Indebtedness under this Agreement and any Note or (ii) any Indebtedness of any Subsidiary to Borrower or to any other Subsidiary), or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables the holder or holders of any such Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness; provided that the aggregate amount of all such Indebtedness which is so affected shall equal or exceed $200,000.

               (c) Validity. If the validity or enforceability of this Agreement, any Mortgage, the Parent Pledge Agreement, the Parent Subordination Agreement or any other Related

        Agreement shall be challenged by or on behalf of Borrower, any other Obligor or any Related Party, or shall fail to remain in full force and effect (other than as expressly permitted hereunder or thereunder).

               (d) Other Obligations. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period or waiver of such default) of,
        (i) any obligation or agreement of Borrower, any other Obligor or any Subsidiary to or with Lender (other than any obligation or agreement of Borrower hereunder or under any Related Agreement) or (ii) any material obligation or agreement of Borrower, any other Obligor or any Subsidiary to or with any other Person (other than (x) any such material obligation or agreement constituting or related to Indebtedness, (y) Trade Accounts Payable and (z) any material obligation or agreement of any Subsidiary to Borrower or to any other Subsidiary), except only to the extent that the existence of any such default is being contested by Borrower, such other Obligor or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and Borrower, such other Obligor or such Subsidiary, as applicable, shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

               (e) Insolvency. Borrower, any other Obligor or any Subsidiary becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Borrower, such other Obligor or such Subsidiary, or for a substantial part of the property of Borrower, such other Obligor or such Subsidiary, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower, any other Obligor or any Subsidiary, or for a substantial part of the property of Borrower, any other Obligor or any Subsidiary and is not discharged or dismissed within 60 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Borrower, any other Obligor or any Subsidiary and, if such proceeding is instituted against Borrower, such Obligor or such Subsidiary, Borrower, such Obligor or such Subsidiary consents thereto or acquiesces therein or such proceeding is not dismissed within 60 days or an order for relief is entered; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Borrower, any other Obligor or any Subsidiary.

               (f) Pension Plans. The institution by Borrower, any ERISA Affiliate or any other Person of steps to terminate any Pension Plan if, in connection with such termination, Borrower or any ERISA Affiliate would be required to make a contribution to such Pension Plan or to the PBGC, or would incur a liability or obligation to such Pension Plan, in excess of $100,000 or a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.


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



               (g) Non-Compliance With This Agreement. Default in the performance of any of Borrower's agreements set forth in Section 2, 5.3, 5.5, 5.6 or 5.12 through 5.28 (and not constituting an Event of Default under any of the other subsections of this Section 6.1); or default in the performance of any of Borrower's agreements set forth in Section 3.2, 3.3, 3.4, 5.1.2 or 5.2 (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default for three (3) Business Days after notice thereof to Borrower from Lender; or default in the performance of any of Borrower's other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default for thirty (30) days after notice thereof to Borrower from Lender.

               (h) Non-Compliance With Related Agreements. Default in the performance by Borrower, any other Obligor or any Subsidiary of any of its agreements set forth in any Mortgage, the Parent Pledge Agreement, the Parent Subordination Agreement or any other Related Agreement (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and continuance of such default after any required notice from Lender and/or the expiration of the grace period (if any) set forth therein.

               (i) Warranty. Any warranty made by Borrower, any other Obligor or any Subsidiary herein or in any Mortgage, the Parent Pledge Agreement, the Parent Subordination Agreement or any other Related Agreement is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by Borrower, any other Obligor or any Subsidiary to Lender hereunder, under any Related Agreement or in connection herewith or therewith is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by Borrower, any other Obligor or any Subsidiary to Lender is untrue or misleading in any material respect on or as of the date made or deemed made.

               (j) Litigation. There shall be entered against any one of Borrower, any other Obligor or any Subsidiary one or more judgments or decrees in excess of $100,000 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been outstanding less than 30 calendar days from the entry thereof or
        (ii) for and to the extent which Borrower, such Subsidiary or such Obligor, as applicable, is insured and with respect to which the insurer has assumed responsibility in writing (or Borrower has provided other evidence reasonably satisfactory to Lender of such insurer's liability and ability to pay) or for and to the extent which Borrower, such Subsidiary or such Obligor, as applicable, is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to Lender.

               (k) Conduct of Business. If Borrower, any other Obligor or any Subsidiary is enjoined, restrained or in any way prevented by court order, which has not been dissolved or stayed within five (5) Business Days, from conducting all or any material part of its business affairs.

               (l) Ownership. If (i) Parent shall fail to own all of the voting stock of Borrower or shall fail to have control over the management and operations of Borrower or (ii) a majority of Board of Directors of Parent shall consist of directors whose election has not been approved in advance by Milley & Company, provided that if the existence of such majority is the result of the death or resignation of a director whose election was approved by Milley & Company, there shall be no Event of Default under this clause if the resulting vacancy is filled within 60 days by a director whose election was approved in advance in writing by Milley Management Incorporated.

               (m) Material Adverse Change. Lender shall have determined in good faith that (i) a material adverse change has occurred since the Second Restatement Date in the business, operations or financial condition of Borrower, any other Obligor, or Borrower and its Subsidiaries taken as a whole, (ii) Lender's interest in any material Collateral or Third Party Collateral has been adversely affected or impaired (other than as a result of releases or subordinations expressly provided for herein or in any Related Document or otherwise agreed to by Lender), or the value thereof to Lender has been diminished to a material extent, (iii) an event has occurred or information has become available which, if it had occurred or was true on the Restatement Date, would have been required to have been disclosed on Schedule 4.25 and which, in Lender's judgment, imposes or is reasonably likely to impose a material liability on Borrower or any other Obligor or to result in an event described in clause (ii) above, or (iv) the prospect of payment of any of the Liabilities or performance of any other material obligation or agreement of Borrower or any other Obligor hereunder or under any Related Agreement is materially impaired, and the condition giving rise to such determination does not constitute an Event of Default under any of the other subsections of this Section 6.1 and continues to exist after notice of such determination by Lender to Borrower.

               (n) Azimuth Group Defaults. The occurrence of any Event of Default (as such terms are defined in each of the Azimuth Group Loan Agreements) under Section 6.1(a) of any Azimuth Group Loan Agreement and such Event of Default shall continue unremedied for a period of thirty
        (30) days.

        6.2    Effect of Event of Default; Remedies.

               (a) In the event that one or more Events of Default described in
        Section 6.1(e) shall occur, then Lender's commitment and the Credit shall terminate and all Liabilities shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

               (b) In the event an Event of Default other than the one described in Section 6.1(e) shall occur, then Lender may declare its commitment and the Credit to be terminated and/or declare all Liabilities to be immediately due and payable without demand or notice of any kind whatsoever, whereupon the Credit extended under this Agreement shall terminate and/or all Liabilities shall be immediately due and payable. Lender shall promptly advise

        Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

               (c) In the event of the occurrence of any Event of Default, Lender may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

                      (i) Any remedy contained in this Agreement or in any of the Related Agreements or any Supplemental Documentation;

                      (ii) Any rights and remedies available to Lender under the UCC and any other applicable law;

                      (iii) To the extent permitted by applicable law, Lender
               may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral and Third Party Collateral (in addition to Collateral and Third Party Collateral which it may already have in its possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any premises where any of the Collateral or Third Party Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral or Third Party Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same in any of Borrower's premises without cost to Lender;

                       (iv) At Lender's request, Borrower will, at Borrower's
               expense, assemble the tangible Collateral and Third Party Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower; and

                        (v) Lender at its option, and pursuant to notification
               given to Borrower as provided for below, may sell any Collateral actually or constructively in its possession at public or private sale and apply the proceeds thereof as provided below.

7.      ADDITIONAL PROVISIONS REGARDING COLLATERAL AND LENDER'S RIGHTS.

        7.1 Notice of Disposition of Collateral. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition.

        7.2 Application of Proceeds of Collateral. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the taking possession of, storing, preparing for sale, and disposition of Collateral, including

Attorneys' Fees, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

        7.3 Care of Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of Lender to comply with such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall, in and of itself, be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

        7.4 Performance of Borrower's Obligations. Lender shall have the right, but shall not be obligated, to discharge any claims against or Liens, and any Taxes at any time levied or placed upon any or all Collateral, including, without limitation, those arising under statute or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others. Lender may also pay for maintenance and preservation of Collateral. Lender may, but is not obligated to, perform or fulfill any of Borrower's responsibilities under this Agreement which Borrower has failed to perform or fulfill. Lender may advance to Borrower as a Revolving Loan any payment made or expense incurred by Lender under this Section 7.4.

        7.5 Lender's Rights. None of the following shall affect the obligations of Borrower to Lender under this Agreement or Lender's right with respect to the remaining Collateral or any Third Party Collateral (any or all of which actions may be taken by Lender at any time, whether before or after an Event of Default, at its sole and absolute discretion and without notice to Borrower):

               (a) acceptance or retention by Lender of other property or interests in property as security for the Liabilities, or acceptance or retention of any Obligor(s), in addition to Borrower, with respect to any of the Liabilities;

               (b) release of its security interest in, or surrender or release of, or the substitution or exchange of or for, all or any part of the Collateral or any Third Party Collateral or any other property securing any of the Liabilities, or any extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange, of any obligations of any guarantor or other Obligor with respect to any Collateral, any Third Party Collateral or any such property;

               (c) extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange, of any of the Liabilities, or release or compromise of any obligation of any Obligor with respect to any of the Liabilities; or

               (d) failure by Lender to resort to other security or pursue any Person liable for any of the Liabilities before resorting to the Collateral or any Third Party Collateral.

8.      CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER
        MATTERS.

        8.1 Conditions Precedent to Effectiveness of Agreement. The amendments to the Existing Loan Agreement embodied in this Agreement shall not be effective (in which case the Existing Loan Agreement shall remain in full force and effect) and the initial Additional Revolving Loans shall not be funded unless and until the following conditions precedent have been satisfied, in each case on or prior to the Restatement Date:

               8.1.1 Agreement. Borrower and Lender shall have duly executed and delivered this Agreement.

               8.1.2 Additional Revolving Note. Borrower shall have duly executed and delivered to Lender an Additional Revolving Loan Note.

               8.1.3 Related Agreements. All of the Related Agreements shall be in full force and effect.

               8.1.4 No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will occur after giving effect to the making of the initial Additional Revolving Loan and the consummation of the transactions contemplated herein.

               8.1.5 Exhibits; Schedules. All Exhibits and Schedules to this Agreement shall have been updated and completed, and submitted to Lender, in form and substance satisfactory to Lender, and shall contain no facts or information which Lender, in its sole judgment, determines to be unacceptable.

               8.1.6 Closing Fee. If not funded with the proceeds of the initial Revolving Loan under this Agreement, Lender shall have received the closing fee referred to in Section 2.10 and any other fees due and payable by Borrower or any other Person to Lender on the funding of the initial Loan under this Agreement.

               8.1.7 Documents. Lender shall have received all of the following, each duly executed where appropriate and dated as of the Restatement Date (or such other date as shall be satisfactory to Lender), in form and substance satisfactory to Lender:

                      (a) Resolutions. A copy, duly certified by the secretary
               or an assistant secretary of Borrower and Parent, of (1) resolutions of the Board of Directors of such corporation authorizing, as applicable, (A) the borrowings by Borrower hereunder and (B) the execution, delivery and performance of this Agreement and each Related Agreement to which such corporation is a party, (2) all documents evidencing any other necessary corporate action on the part of such corporation with respect to this Agreement and the Related Agreements, and (3) all approvals or consents, if any, with respect to this Agreement and the Related Agreements;

                      (b) Incumbency Certificates. A certificate of the
               secretary or an assistant secretary of Borrower and Parent certifying the names of the officers of such corporation authorized to sign this Agreement and each Related Agreement to which such corporation is a party, and all other documents and certificates to be delivered by such corporation hereunder, together with samples of the true signatures of such officers;

                      (c) Borrower's Certificate. The certificate of the
               President or Chairman of the Board of Borrower certifying to the fulfillment of all conditions precedent (other than any waived by Lender) to closing the transaction contemplated by this Agreement and to the truth and accuracy, as of such date, of the representations and warranties of Borrower and each Obligor contained in this Agreement, each Mortgage, the Trademark Security Agreement and each other Related Agreement to which Borrower is a party;

                      (d) Bylaws. A copy of Borrower's and Parent's respective Bylaws duly certified by the secretary or an assistant secretary of each of them;

                      (e) Articles. A copy of Borrower's and Parent's respective Articles of Incorporation, duly certified by the Secretary of State of the state of its incorporation or by the secretary or an assistant secretary of each of them;

                      (f) Registration; Good Standing. A copy, duly certified by the applicable Secretary of State (or other appropriate officer), of (i) certificates of good standing for Borrower and Parent issued by the Secretary of State (or other appropriate officer) of the jurisdiction of incorporation of such entity and of each other state where such entity is qualified to do business or where, because of the nature of its business or properties, qualification to do business is required, and (ii) in any state or locality in which Borrower is doing business under an assumed name, a certificate or other document (if available) issued by the Secretary of State of each such state or by such locality evidencing Borrower's authority to use such name;

                      (g) Legal Opinions. Legal opinions from Dechert Price & Rhoads, special counsel to Borrower and Parent;

                      (h) Disbursement Letter. Written authorization and instructions from Borrower, in form satisfactory to Lender, for disbursement of the proceeds of the initial Loans under this Agreement, including a wire transfer authorization form;

                      (i) Azimuth Documents. Executed copies of all Azimuth
               Documents which shall be in form and substance satisfactory to Lender, together with a certificate of the President, Chief Financial Officer or Treasurer of Borrower certifying as of the Restatement Date that (i) the Azimuth Documents are in full force and effect on the Restatement Date, (ii) all parties to the Azimuth Documents have performed and complied with all agreements and conditions contained in the Azimuth Documents referred to therein required to be performed or complied with on or before the Restatement Date, and no party to any of the Azimuth Documents is in default in the performance or compliance with any of the terms or provisions thereof;

                      (j) Assignments of Group Security Interests. Duly executed
               (i) assignments on form UCC-3 (or such other appropriate form) of all Group Security Evidences (as such term is defined in the Recapitalization Agreement) in the appropriate recordable or fileable form, naming Borrower as the assignee and Lender as the assignor of the Group Security (as such term is defined in the Recapitalization Agreement) and (ii) assignments on form UCC-3 (or such other appropriate form) of all Group Security Evidences in the appropriate recordable or fileable form, naming Lender as the assignee and Borrower as the assignor of the Group Security.

                      (k) Pledged Securities and Instruments. All original stock certificates, promissory notes and other instruments pledged under the Azimuth Documents, and all original New Revolving Notes issued under the Azimuth Group Loan Agreements pursuant to
               Section 3.2(h) of the Recapitalization Agreement.

                      (l) Other Documents. Lender shall have received such other documents or legal opinions as Lender may reasonably request, all in form and substance satisfactory to Lender. Borrower shall have furnished to Lender such additional copies or executed counterparts of the documents referred to above as Lender may request.

               In the event that all of the foregoing conditions precedent have not been satisfied or waived on or before December 31, 1996, this Agreement (other than the required payment of certain Closing Fee pursuant to Section 2.10) shall be of no further force and effect and the Existing Loan Agreement shall continue in full force and effect.

        8.2 Continuing Conditions Precedent to all Loans and Letters of Credit; Certification. The obligation of Lender to make any Loan or issue any Letter of Credit is subject to satisfaction of the following conditions precedent in addition to those provided in Section 8.1:

               (a) No Change in Condition. No change in the condition or operations, financial or otherwise, of Borrower, any other Obligor or Borrower and its Subsidiaries taken as whole shall have occurred since the Second Restatement Date which change, in the reasonable credit judgment of Lender, may have a material adverse effect on Borrower, any other Obligor or Borrower and its Subsidiaries taken as a whole, or on any material Collateral or Third Party Collateral;

               (b) Default. Before and after giving effect to the making of such Loan or the issuance of such Letter of Credit, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

               (c) Insurance. There shall have been no material change, or notice of prospective material change (whether such notice is formal or informal), in the nature, extent, scope or cost of the insurance policies of the Borrower or any Subsidiary listed on Schedule 4.7 which change would have a material adverse effect on the financial condition of Borrower, any Subsidiary or Borrower and its Subsidiaries taken as a whole, or would significantly adversely affect Borrower's ability to perform its obligations under this Agreement, any Note, or any Related Agreement to which it is a party;

               (d) Warranties. Before and after giving effect to the making of such Loan or the issuance of such Letter of Credit, the warranties in
        Section 4 shall be true and correct as though made on the date of such Loan or Letter of Credit, except (x) to the extent any such representation or warranty relates solely to an earlier date (including the Restatement Date) and was true and correct on such earlier date and
        (y) for such changes as are the result of any act or omission specifically permitted hereunder (or under any Related Agreement) or otherwise expressly permitted by Lender;

               (e) No Material Transaction. None of Borrower, any Subsidiary or any other Obligor shall have entered into any material (as determined by Lender) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of their respective businesses (excluding transactions expressly permitted hereunder (or under any Related Agreement) or consented to by Lender in writing); and

               (f) Accounting Methods. Borrower shall not have made any material (as determined by Lender) change in its accounting methods or principles except as required by GAAP.

        Each request for a Loan or Letter of Credit hereunder made or deemed to have been made by Borrower shall be deemed to be a certificate of Borrower as to the matters set out in the foregoing provisions of this Section 8.2.

        8.3 Conditions Precedent to all Additional Revolving Loans. The obligation of the Lender to make any Additional Revolving Loan (including the Additional Revolving Loan made on the Restatement Date) is subject to satisfaction of the following conditions precedent in addition to those provided in Sections 8.1 and 8.2:

               (a) Default. Before and after giving effect to the making of such Additional Revolving Loans, no Default or Event of Default (as such terms are defined in each of the Azimuth Group Loan Agreements) shall have occurred and be continuing;

               (b) Receipt of Current Borrowing Base Certificates. Lender shall have received a duly executed current Borrowing Base Certificate of Contempo, Contempo West and DEI as provided in Section 5.1.4; and

               (c) Borrowing Requests. Lender shall have received copies of all borrowing requests received by Borrower under any Azimuth Group Loan Agreement with respect to any loans requested thereunder, or, if any such request is made by telephone, written confirmation by Borrower of the amount of such loan requested and whether such loan is requested by Contempo, Contempo West or DEI.

        Each request for an Additional Revolving Loan hereunder made or deemed to have been made by Borrower shall be deemed to be a certificate of Borrower as to the matters set out in the foregoing provisions of this Section 8.3.


9.      INDEMNITY.

        9.1 Environmental, Safety and Health Indemnity. Borrower hereby indemnifies Lender and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of the violation by Borrower or any of its Subsidiaries of any Environmental Law or Occupational Safety and Health Law, or with respect to, or as a direct or indirect result of, (i) the presence on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission or release from, properties utilized by Borrower and/or any Subsidiary into or upon any land, the atmosphere, or any watercourse, body of water, groundwater or wetland, of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) or (ii) the existence of any unsafe or unhealthful condition on or at any premises utilized by Borrower and/or any Subsidiary it the conduct of its business (excluding, in each case, any of the foregoing resulting from Lender's gross negligence or willful misconduct). The provisions of and undertakings and indemnification set out in this Section 9.1 shall survive satisfaction and payment of the Liabilities and termination of this Agreement.

        9.2 General Indemnity. In addition to the payment of expenses pursuant to Section 11.3, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender and any holder of any Note, and the officers, directors, employees, agents, and affiliates of Lender and such holders (collectively, the "Indemnitees"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, any Related Agreement or any other agreements executed and delivered by Borrower or any other Obligor in connection herewith, the statements contained in any commitment letter delivered by Lender, Lender's agreement to make the Loans or to issue Letters of Credit hereunder, or the use or intended use of the proceeds of any of the Loans or any proceeds of Letters of Credit hereunder (the "indemnified liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out ive satisfaction and payment of the Liabilities and termination of this Agreement.

        9.3 Capital Adequacy. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and such increase is based upon the existence of Lender's obligations hereunder and other commitments of this type, then from time to time, within 10 days after demand from Lender, Borrower shall pay to Lender such amount or amounts as will compensate Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this Section 9.3 shall take into consideration the policies of Lender or any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this Section 9.3 shall be delivered to Borrower and shall be conclusive in the absence of manifest error.

10.     ADDITIONAL PROVISIONS.

        Additional provisions are set forth in Supplement A.

11.     GENERAL.

        11.1 Borrower Waiver. Except as otherwise provided in this Agreement or any Related Agreement, Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions or renewals of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard;
(ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or Lender's relevy, attachment or levy on or of, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

        11.2 Power of Attorney. Borrower appoints Lender, or any Person whom Lender may from time to time designate, as Borrower's attorney and agent-in-fact with power (which appointment and power, being coupled with an interest, is irrevocable until all Liabilities are paid and performed in full and this Agreement is terminated), without notice to Borrower, to:

               (a) At such time or times hereafter as Lender or said agent, in its sole and absolute discretion, may determine, in Borrower's or Lender's name (i) endorse Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of Lender or under Lender's control and apply such payment or proceeds to the Liabilities (subject to the provisions of Section 2.11); (ii) endorse Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in Lender's possession relating to Accounts Receivable, Inventory or any other Collateral; (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which Borrower has access relating to Accounts Receivable, Inventory and/or other Collateral; (iv) after the occurrence and during the continuance of an Event of Default, use Borrower's stationery and sign the name of Borrower to verifications of Accounts Receivable and notices thereof to Account Debtors; and (v) if not done by Borrower, do all acts and things determined in good faith by Lender to be necessary to fulfill Borrower's obligations under this Agreement; and

               (b) At such time or times after the occurrence and during the continuance of an Event of Default as Lender or said agent, in its sole and absolute discretion, may determine, in Borrower's or Lender's name:
        (i) demand payment of the Accounts Receivable; (ii) enforce payment of the Accounts Receivable, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Accounts Receivable and other Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts Receivable; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts Receivable; (vi) if permitted by applicable law, sell or assign the Accounts Receivable and/or other Collateral upon such terms for such amounts and at such time or times as Lender may deem advisable; (vii) discharge and release the Accounts Receivable and/or other Collateral;
        (viii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (ix) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts Receivable and/or other Collateral; and (x) do all acts and things necessary, in Lender's sole and absolute discretion, to obtain repayment of the Liabilities and to fulfill Borrower's other obligations under this Agreement.

        If Lender at any time designates any Person to act as Borrower's attorney and agent-in-fact pursuant to this Section 11.2 or any other provision of this Agreement or any Related Agreement that permits such designation, Lender shall use reasonable efforts to give Borrower prompt notice of such designation (but failure to give such notice shall not impair the validity or effect of such designation or impose any liability on Lender).

        11.3 Expenses; Attorneys' Fees. Borrower agrees, whether or not any Loan is made hereunder, to pay upon demand all Attorneys' Fees and all other reasonable expenses incurred by Lender in connection with (i) the preparation, negotiation and execution of this Agreement, any Related Agreement and any document required to be furnished in connection herewith or therewith, (ii) the preparation of any and all amendments to this Agreement or any of the Related Agreements and all other instruments or documents provided for therein or delivered or to be delivered thereunder or in connection therewith, (iii) the collection or enforcement of Borrower's or any other Obligor's obligations hereunder or under any Related Agreement and (iv) the collection or enforcement of any of Lender's rights in or to any Collateral or Third Party Collateral. Lender may advance all such amounts to Borrower as a Revolving Loan. Borrower also agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, or any Related Agreement or Supplemental Documentation, or the issuance of any Note or of any other instruments or documents provided for herein or to be delivered hereunder or in connection herewith. Borrower's obligations in this Section 11.3 shall survive any termination of this Agreement.

        11.4 Lender Fees and Charges. Borrower agrees to pay Lender on demand the customary fees and charges of Lender for maintenance of accounts with Lender or for providing other services to Borrower not provided for herein. Lender may, in its sole and absolute discretion, provide for such payment by advancing the amount thereof to Borrower as a Revolving Loan.

        11.5 Lawful Interest. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest applicable rate, Lender shall promptly refund such excess interest to Borrower.

        11.6 No Waiver by Lender; Amendments. No failure or delay on the part of Lender in the exercise of any power or right, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to Lender at law or in equity. No notice to or demand on Borrower not required hereunder shall in any event entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Related Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lender. Any waiver of any provision of this

Agreement, and any consent to any departure by Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

        11.7 Termination of Credit. (a) Unless the Termination Date is extended pursuant to clause (b) of this Section 11.7, the Credit shall terminate on the then scheduled Termination Date. Borrower may terminate the Credit at any time upon notice to Lender and payment in full of the outstanding principal balance of the Loans and all other Liabilities. The termination or cancellation of the Credit shall not affect or impair the liabilities and obligations of Borrower or any one or more of the Obligors to Lender or Lender's rights with respect to any Loans and advances made and other Liabilities incurred prior to such termination or with respect to the Collateral or any Third Party Collateral. All of Lender's rights and remedies, the liens and security interests of Lender in the Collateral and all of Borrower's duties and obligations under this Agreement shall survive termination of the Credit until all of the Liabilities have been finally paid and performed in full, at which time this Agreement and the Related Agreements shall terminate (except any provisions hereof or thereof which by their terms survive such termination).

        (b) Borrower may, not more than 90 days nor less than 30 days prior to any scheduled Termination Date, request that Lender extend the Credit for an additional one-year period to the next anniversary of such date. Unless Lender, in the exercise of its sole and absolute discretion, notifies Borrower of its willingness to extend the Credit for such additional one-year period, the Credit shall terminate on the then scheduled Termination Date and all loans and other Liabilities shall thereupon be due and payable.

        11.8 Notices. Except as otherwise expressly provided herein, any notice hereunder to Borrower or Lender shall be in writing (including telegraphic, telex, or facsimile communication) and shall be given to Borrower or Lender at its address, telex number or facsimile number set forth on the signature pages hereof or at such other address, telex number or facsimile number as Borrower or Lender may, by written notice, designate as its address, telex number or facsimile number for purposes of notices hereunder. All such notices shall be deemed to be given when transmitted by telex and the appropriate answerback is received, transmitted by facsimile, delivered to the telegraph office, delivered by courier, personally delivered or, in the case of notice by mail, three (3) Business Days following deposit in the United States mails, properly addressed as herein provided, with proper postage prepaid; provided, however, that notice to Lender of Borrower's intent to terminate the Credit shall not be effective until actually received by Lender.

        11.9 Assignments and Participations; Information. Borrower hereby consents to Lender's grant of participations in or sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or any Related Agreement, or of any portion of any thereof, including, without limitation, Lender's rights, titles, interests, remedies, powers and/or duties. Lender may furnish any information concerning Borrower in the possession of Lender from time to time to assignees of the rights and/or obligations of Lender hereunder and to participants in any Loan (including prospective assignees and participants) and may furnish information in response to credit inquiries consistent with general banking practice. Lender shall promptly notify Borrower of Lender's grant of any participation in or sale, assignment, transfer or other disposition of this Agreement or any Related Agreement, or of any portion of any thereof. Borrower shall use its best efforts to assist Lender in its efforts to sell assignments and participations.

        11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        11.11 Successors. This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and Lender and the successors and assigns of Lender. Borrower shall not assign its rights or duties hereunder without the consent of Lender.

        11.12 Construction; Governing Law. Borrower acknowledges that this Agreement shall not be binding upon Lender or become effective until and unless accepted by Lender in writing. If so accepted by Lender, this Agreement and the Related Agreements and Supplemental Documentation shall, unless otherwise expressly provided therein, be deemed to have been negotiated and entered into in, and shall be governed and controlled by the laws of, the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects, including, but not limited to, the legality of the interest rate and other charges, but excluding perfection of security interests and liens which shall be governed and controlled by the laws of the relevant jurisdiction.

        11.13 CONSENT TO JURISDICTION. TO INDUCE LENDER TO ACCEPT THIS AGREEMENT, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE RELATED AGREEMENTS, THE SUPPLEMENTAL DOCUMENTATION OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

        11.14 Subsidiary Reference. Any reference herein to a Subsidiary or Subsidiaries of Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to "Borrower and its Subsidiaries" or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Borrower for financial reporting purposes.

        11.15 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                    ELXSI


                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________


                                    Address:    4209 Vineland Road
                                                Suite J-1
                                                Orlando, Florida 32811

                                    Attention:  President
                                    Facsimile number: 203/661-1119


                                    BANK OF AMERICA ILLINOIS


                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________


                                    Address:    231 South LaSalle Street
                                                Chicago, Illinois 60697

                                    Attention: Middle Market I
                                    Facsimile number: 312/828-1974


                               SIGNATURE PAGE S-1

                                  SUPPLEMENT A
                                       to
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                      Dated as of December 30, 1996 Between
                                    ELXSI and
                            BANK OF AMERICA ILLINOIS



1. Loan Agreement Reference. This Supplement A, as it may be amended or modified from time to time, is a part of the Amended and Restated Loan and Security Agreement, dated as of December ___, 1996, between Borrower and Lender (together with all amendments, restatements, supplements and other modifications thereto, the "Loan Agreement"). Terms used and not defined herein which are defined in the Loan Agreement shall have the meaning ascribed to them therein unless the context requires otherwise.

2. Additional Covenants. Until all of Borrower's Liabilities are paid in full, Borrower agrees that, unless Lender otherwise consents in writing, it will:

        2.1 Net Worth. Not permit at any time during any fiscal quarter, measured as of the last day of the most recently completed fiscal quarter set forth below, Net Worth to be less than the amount set forth below across from such fiscal quarter:

               Fiscal Quarter Ending                       Net Worth
               ---------------------                       ---------

                      06/30/96                            $22,000,000
                      09/30/96                            $22,000,000
                      12/31/96 and thereafter             $22,000,000

        2.2 Liabilities to Net Worth Ratio. Not permit, on the last day of any fiscal quarter, the ratio of the Borrower's consolidated total liabilities (but excluding from the calculation thereof all principal and interest owing with respect to Additional Revolving Loans) to the Borrower's Net Worth to exceed 1.50:1.

        2.3 Capital Expenditures. Not, and not permit any Subsidiary to, purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset if, after giving effect to such purchase or other acquisition, (A) the aggregate capitalized cost of all fixed assets purchased or otherwise acquired (other than by means of a Capitalized Lease) by Borrower and its Subsidiaries on a consolidated basis plus (B) the aggregate annual payments under Capitalized Leases (excluding the portion thereof representing imputed interest) of Borrower and its Subsidiaries on a consolidated basis (excluding, in each of (A) and (B), (a) any fixed asset which constitutes a replacement for an asset which was the subject of a casualty or governmental taking to the extent the purchase or other acquisition thereof is funded by insurance proceeds or other payments received as a result of such casualty or taking and (b) the first $675,000 of capital expenditures related solely to removal of underground storage tanks or other environmental problems at Borrower's restaurant locations) would exceed (i) $3,250,000 in Fiscal Year 1996 and (ii) $3,000,000 in any Fiscal Year thereafter.

        2.4 Interest Coverage Ratio. Not permit, on the last day of any fiscal quarter, the ratio of (a) Borrower's EBITDA for the four (4) fiscal quarters then ended to (b) Borrower's consolidated interest expense (but excluding from the calculation thereof all interest expense with respect to Additional Revolving Loans) the four (4) fiscal quarters then ended to be less than 3.00:1.

        2.5 Funded Debt/EBITDA Ratio. Not permit, on the last day of any fiscal quarter set forth below, the Funded Debt/EBITDA Ratio to be more than the ratio set forth below opposite such fiscal quarter:

               Fiscal Quarter Ending                        Ratio
               ---------------------                        -----

               3/31/96 and each fiscal quarter thereafter   2.00:1